                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED


                      LIMITED LIABILITY COMPANY AGREEMENT


                                      OF


                           HUNTSMAN ICI HOLDINGS LLC



                     A Delaware Limited Liability Company



                                 DATED AS OF:







                                 June 30, 1999

                                   CONTENTS

Clause                                                                     Page
1.   Interpretation.......................................................   2

     Definitions..........................................................   2
     Headings.............................................................  13
     Statutory references.................................................  13
     Currency.............................................................  13

2.   General Matters......................................................  13

     Name.................................................................  13
     Business.............................................................  13
     Business Plan........................................................  14
     Offices..............................................................  14
     Members..............................................................  14
     Term.................................................................  14

3.   Capital and further finance..........................................  14

     Issuance of Interests................................................  14
     Issue of new Interests...............................................  15
     Funding support by the Members.......................................  17
     Further finance......................................................  17
     Guarantees...........................................................  17
     Tax Matters..........................................................  18
     Loans from Members...................................................  19
     Return of Capital Contributions......................................  19
     Interest.............................................................  19
     Capital Accounts.....................................................  20
     Allocation of Net Income and Net Loss................................  23
     Allocations in Special Circumstances.................................  24
     Tax Allocations......................................................  27
     Tax Elections........................................................  28
     Tax Matters Member...................................................  28
     Certificates.........................................................  29
     Register.............................................................  29
     New Certificates.....................................................  29
     Interest as a security...............................................  30
     Financing Fee........................................................  30
     Adjustment of Interests..............................................  30
     Calculation of Implied Incremental Value.............................  31
     Calculation of Unadjusted Post-Recapitalization Equity Ownership.....  31

     Calculation of Adjusted Post-Recapitalization Equity Ownership.......  32
     Numerical Example....................................................  32
     Reallocation of Interest Certificates................................  32
     Application of clause 3A.............................................  33

4.   Managers and management..............................................  33

     Supervision by the Board.............................................  33
     Board of Managers....................................................  34
     Appointment and Removal of Managers and Board Observers..............  34
     Quorum...............................................................  35
     Notice and Agenda....................................................  35
     Board voting.........................................................  36
     Reserved Board Matters...............................................  37
     Regular Board Matters................................................  40
     Officers.............................................................  40
     Execution of Documents...............................................  41
     Reliance on Documents and Reports....................................  41
     Equity Investor Approval Matters.....................................  42

5.   Member Action........................................................  43

     Deadlock.............................................................  44

6.   Financial matters....................................................  45

     Accounting Principles................................................  45
     Auditors.............................................................  45
     Financial Year.......................................................  45
     Dividend Policy......................................................  45
     Tax Returns and Information..........................................  46

7.   Information and reporting............................................  47

     Inspection and Information...........................................  47
     Accounts, Business Plan and Budgets..................................  47

8.   Confidentiality......................................................  47

     Confidentiality obligation...........................................  47
     Exceptions from confidentiality obligation...........................  48
     Employees, agents and advisers.......................................  49
     Return of Confidential Information...................................  50
     Survival after termination...........................................  50

9.   Claims By Company....................................................  51

10.  Put/call option......................................................  52

11   Transfer of Interests................................................  53

     General..............................................................  53
     Restriction on transfer..............................................  53
     Initial period.......................................................  54
     Permitted Transfers..................................................  54
     Transfer Notice......................................................  56
     Right of Continuing Member to purchase...............................  56
     Obligation to complete...............................................  57
     Seller's right to sell to Third Party Purchaser......................  57
     Sale terms...........................................................  58
     Intra-Group transfers................................................  59
     Admission of Transferee as Member....................................  59
     Initial Period Tag-along.............................................  60
     Post-Initial Period Tag-along (1)....................................  62
     Post-Initial Period Tag-along (2)....................................  63
     Drag-along...........................................................  64
     Regulatory Transfer..................................................  66

12.  Tax matters..........................................................  67

13.  Further assurances...................................................  67

     Exercise of rights and powers........................................  67
     Performance by Group Members.........................................  68

14.  Non-assignment.......................................................  68

15.  Waiver of rights.....................................................  68

16.  Amendments...........................................................  68

17.  Invalidity...........................................................  68

18.  Entire agreement.....................................................  69

19.  Supremacy of this Agreement..........................................  69

20.  Standard of Care; Indemnification....................................  69

21.  Dissolution and Winding Up...........................................  70

     Dissolution..........................................................  70
     Winding Up...........................................................  70
     Cancellation of Certificate of Formation.............................  72

22.  Limitation of Liability..............................................  73

23.  Notices..............................................................  73

     Notices..............................................................  73

24.  Settlement of disputes...............................................  77

     Jurisdiction.........................................................  77

25.  Counterparts.........................................................  77

26.  Governing law........................................................  78

27.  Miscellaneous........................................................  78

     No Right to Withdraw.................................................  78
     Company Property.....................................................  78
     Waiver of Partition..................................................  78
     Legends..............................................................  78
     Certain Regulatory Provisions........................................  79

EXHIBIT A.................................................................  81

     Form of Adoption Agreement...........................................  81

EXHIBIT B.................................................................  83

EXHIBIT C.................................................................  86

SCHEDULE 1................................................................  89

     Members and Interests................................................  89

SCHEDULE 2................................................................  90

     Put/Call Options.....................................................  90

SCHEDULE 3................................................................ 108

     Adjustment of Interests - Numerical Example.......................... 108

                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                           HUNTSMAN ICI HOLDINGS LLC

This Amended and Restated Limited Liability Company Agreement (this Agreement) of HUNTSMAN ICI HOLDINGS LLC, a Delaware limited liability company (the Company), is made and entered into as of June 30, 1999 among HUNTSMAN SPECIALTY CHEMICALS CORPORATION, a corporation organised under the laws of Delaware (H and initially the H Member), ICI AMERICAS INC., a corporation organised under the laws of Delaware (the ICI Contributor), ICI ALTA INC., a corporation organised under the laws of Delaware (ICI and initially the ICI Member), BT CAPITAL INVESTORS, L.P., a Delaware limited partnership (BTCP and initially the BTCP Member), CHASE EQUITY ASSOCIATES, L.P., a California limited partnership (CEA and initially the CEA Member), THE GOLDMAN SACHS GROUP, INC. (GSG and initially the GSG Member), and such other persons or entities that become Members of the Company, as hereinafter provided.

Whereas, the Company has been formed by H as a Delaware limited liability company pursuant to (i) the filing of a Certificate of Formation of the Company (the Certificate of Formation) in the Office of the Secretary of State of the State of Delaware on 23 March 1999 in accordance with the requirements of the Delaware Act and (ii) an initial Limited Liability Company Agreement of the Company dated 23 March 1999 as amended on 12 April 1999 (the Initial Agreement) duly executed by H as initial sole Member of the Company; and

Whereas, H and IMPERIAL CHEMICAL INDUSTRIES PLC (ICI PLC) have agreed to make or cause to be made certain contributions of companies, businesses and other assets to the Company pursuant to an Agreement dated as of 15 April 1999 (as amended) (the Contribution Agreement); and

Whereas, part or all of the contributions of assets to the Company agreed to be made by ICI PLC are to be made by ICI Contributor and in connection with such contribution ICI Contributor shall be admitted in the first place as the ICI Member; and

Whereas, immediately following the admission of ICI Contributor as the ICI Member, ICI Contributor shall transfer all of the ICI Interests to ICI, ICI Contributor shall withdraw, ICI shall be admitted as the ICI Member and ICI shall be deemed to be for all purposes the ICI Member as of the date of this Agreement;

Whereas, each of BTCP, CEA and GSG has severally agreed, subject to the terms and conditions of the Subscription Agreement (as defined herein), to contribute $40 million, $40 million and $10 million respectively to the Company in exchange for BTCP Interests, CEA Interests or GSG Interests, as the case may be, pursuant to the Subscription Agreement; and

Whereas, the Members desire to amend and restate the Initial Agreement in its entirety and to set forth in this Agreement the terms governing the business and affairs of the Company;

Now therefore, in consideration of the premises and the mutual covenants herein contained, the Members agree that the Initial Agreement shall be amended and restated in its entirety as follows:

Interpretation

Definitions

1.1 In addition to terms otherwise defined herein, the following terms are used herein as defined below:

Accounting Principles shall have the meaning given to it in clause 6.1;

Adjusted Property means any property the Carrying Value of which has been adjusted pursuant to clause 3.10(e);

adjusted relative capital account balances has the meaning given in clause 3A.7;

Affiliate means, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including with correlative meanings, "controlling", "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise, it being understood that control shall mean direct or indirect ownership of more than fifty per cent. (50%) of the voting stock or general partnership interest or voting interest in any undertaking. Notwithstanding the foregoing, for the purposes of this Agreement, no Associate Group Member is to be regarded as an Affiliate of H or any other H Group Member, ICI or any other ICI Group Member, BTCP or any other BTCP Group Member, CEA or any other CEA Group Member or GSG or any other GSG Group Member;

Agreed Value means the fair market value of Contributed Property, as determined by the Board using any reasonable method of valuation, provided that the Agreed Value of Contributed Property that a Member is obligated to transfer to the Company pursuant to the Contribution Agreement shall be the amount set forth in the Contribution Agreement;

Associate Group means the Company and any Subsidiaries of the Company from time to time;

Associate Group Member means any member of the Associate Group;

Available Net Cash Flow means, for any period, the consolidated gross cash receipts (net of borrowings) of the U.S. Associate Group less (i) all expenses of the U.S. Associate Group which require a cash expenditure, (ii) all payments of principal of, interest on and any other amounts with respect to indebtedness, leases or other commitments or obligations of the U.S. Associate Group (including loans by Members to the U.S. Associate Group), (iii) any sum expended by the U.S. Associate Group for capital expenditures or asset acquisitions, loans or investments in Subsidiaries and (iv) amounts for anticipated future working capital and other purposes, as reasonably determined from time to time by the Board, provided that in the case of each of (i), (ii) and (iii) above, expenses, payments and other amounts shall be taken into account to the extent that they are due and payable during the period for which Available Net Cash Flow is being calculated;

Board means the governance board of the Company consisting of all Managers or, as may be applicable, any duly appointed committee of the Board;

Board Observer means any Person granted Board observation rights pursuant to the terms of clause 4.2(b) of this Agreement;

BTCP Board Observer means the Board Observer appointed by the BTCP Member pursuant to clause 4.2(b) hereof;

BTCP Group means BTCP and those Affiliates of BTCP which generally hold investments for the private equity business of BTCP's ultimate parent;

BTCP Group Member means any member of the BTCP Group;

BTCP Interests means (i) the non-voting convertible Units held by a BTCP Member from time to time and (ii) the voting Units held by a BTCP Member from time to time and, in each case, any Units acquired by a BTCP Member from any H Group Member or any ICI Group Member;

BTCP Member means the BTCP Group Member(s) who hold(s) for the time being the BTCP Interests;

Budget means a budget for the Associate Group for a particular Financial Year as approved from time to time by the Board;

Business means the business intended to be carried on by the Associate Group, as described in clause 2;

Business Day means a day (other than a Saturday) on which banks generally are open in London, Rotterdam, New York City and Salt Lake City for a full range of business;

Business Plan means a rolling business plan for the Associate Group relating to the then current Financial Year and three (3) succeeding Financial Years to be updated annually;

Business Projections means the 1999-2003 projections for the businesses contributed to the Company as initialled for identification by the Members;

Capital Account means the Capital Account maintained for each Member pursuant to clause 3.10 of this Agreement;

Capital Contribution means, with respect to any Member, the amount or value of cash or property contributed by such Member to the Company in accordance with clause 3.1 or 3.2;

Carrying Value means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, cost recovery and amortisation deductions charged to the Capital Accounts pursuant to clause 3.10(d) with respect to such property, as well as any other reductions as a result of sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, (b) with respect to an Adjusted Property, the value of such property immediately following the adjustment provided in clause 3.10(e) reduced (but not below zero) by all depreciation, cost recovery and amortisation deductions charged to the Capital Accounts pursuant to clause 3.10(d) with respect to such property, as well as any other reductions as a result of sales, retirements or dispositions of assets included in Adjusted Property, as of the time of determination, and (c) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination;

CEA Board Observer means the Board Observer appointed by the CEA Member pursuant to clause 4.2(b) hereof;

CEA Group means CEA and those Affiliates of CEA which generally hold investments for the private equity business of CEA's ultimate parent;

CEA Group Member means any member of the CEA Group;

CEA Interests means (i) the non-voting convertible Units held by a CEA Member from time to time and (ii) the voting Units held by a CEA Member from time to time and, in each case, any Units acquired by a CEA Member from any H Group Member or any ICI Group Member;

CEA Member means the CEA Group Member(s) who hold(s) for the time being the CEA Interests;

Certificate means a certificate evidencing Interests, substantially in the form of Exhibit B to this Agreement or, in the case of the BTCP Member, the CEA
   ---------
Member and the GSG Member, Exhibit C to this Agreement;
                           ---------

Chairman means the chairman from time to time of the Board;

Chief Executive means the chief executive from time to time of the Company;

Chief Financial Officer means the chief financial officer from time to time of the Company;

Closing means closing under the Contribution Agreement;

Code means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor to such statute;

company includes any body corporate, wherever incorporated;

Company Property means any or all property of the Company from time to time;

Consolidated Company Group means the Company and JV2, taken together, assuming that (i) the Company was organised as a corporation under the laws of a state of the United States, (ii) JV2 was organised as a Delaware limited liability company that is wholly owned by the Company, and (iii) the Company and JV2 prepare and file a single United States federal corporate income tax return;

Continuing Member means (i) with respect to clauses 11.5, 11.6, 11.7, 11.8 and 11.9, (x) the H Member, if the Seller is ICI or any of its Affiliates, (y) the ICI Member, if the Seller is H or any of its Affiliates or (z) the H Member and the ICI Member (subject to clause 11.6(b)), if the Seller is BTCP, CEA or GSG or any of their respective Affiliates, (ii) with respect to clause 11.13, (x) the ICI Member, the BTCP Member, the CEA Member and the GSG Member, if the Seller is H or any of its Affiliates and (y) the H Member, the BTCP Member, the CEA Member and the GSG Member, if the Seller is ICI or any of its Affiliates and (iii) with respect to clause 11.15, the H Member and the ICI Member;

Contributed Property means property or other consideration (other than cash) contributed to the Company in exchange for Units of Interest in the Company;

Contribution Agreement means the agreement dated as of 15 April 1999 (as amended) between H, ICI plc and the Company pursuant to which H and ICI plc agreed to make certain contributions of companies, businesses and other assets to the Company;

Conversion Event means (a) any public offering or public sale of equity securities of the Company (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of equity securities of the Company to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the 1934 Act)) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to appoint a majority of the Managers (provided that such sale has been approved by the Board), (c) any sale of equity securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Company (excluding any non-voting Interests being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to appoint a majority of the Managers, (d) any sale of equity securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company and (e) a merger, consolidation or similar transaction involving the Company if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Board;

Delaware Act means the Delaware Limited Liability Company Act, 6 Del. C. (S)(S)
                                                                 -------
18-101 et seq., as it may be amended from time to time, and any successor to
       -- ---
such statute;

Environmental Covenant has the meaning attributed to such term in the Contribution Agreement;

Equity Investor shall mean each of BTCP, CEA and GSG and their permitted successors and assigns under this Agreement;

Equity Investor Approval Matters means those matters listed in clause 4.12;

Equity Proportions means the respective proportions in which the Members hold the issued Interests which will initially be, in the case of the ICI Member, thirty per cent. (30%), in the case of the H Member, sixty per cent. (60%), in the case of the BTCP Member, four and 4/9ths per cent. (4 /4//\\9%), in the case of the CEA Member, four and 4/9ths per cent. (4 /4/\\/\\9%) and, in the case of the GSG Member, one and 1/9th per cent. (1/1/\\/\\9%);\\

Equivalent Non-Voting Security shall mean, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by applicable law or with respect to any amendment or repeal of any provision of the organisational documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Member may request (including any restriction necessary to prevent the violation by such Regulated Member of any provision of applicable law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Member as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock splits, reclassifications, capital reorganisations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in subpart
(b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Member to violate applicable law;

Financial Year means the fiscal year of the Company as specified in clause 6.3;

Financing Agreements has the meaning attributed to such term in the Contribution Agreement;

Group means the H Group, the ICI Group, the BTCP Group, the CEA Group or the GSG Group or any combination of the foregoing, as the context shall dictate;

GSG Board Observer means the Board Observer appointed by the GSG Member pursuant to clause 4.2(b) hereof;

GSG Group means GSG, Affiliates of GSG and funds managed by GSG or an Affiliate of GSG provided, however, that for the purposes of this definition an Affiliate of GSG shall not include any entity which is a competitor, customer or supplier (which shall not include a supplier of financial services) of any member of the Associate Group;

GSG Group Member means any member of the GSG Group;

GSG Interests means (i) the non-voting convertible Units held by a GSG Member from time to time and (ii) the voting Units held by a GSG Member from time to time and, in each case, any Units acquired by a GSG Member from any H Group Member or any ICI Group Member;

GSG Member means the GSG Group Member(s) who hold(s) for the time being the GSG Interests;

H Corporation means Huntsman Corporation;

H Family means, collectively, Jon M. Huntsman, his spouse, sibling and direct descendants, and their respective spouses so long as they remain spouses, and any trust for the benefit of any of the foregoing;

H Group means the H Family, the H Corporation and the Subsidiaries of the H Family from time to time;

H Group Member means any member of the H Group;

H Interests means the Units representing a sixty per cent. (60%) Interest issued to H in connection with its initial Capital Contribution, as referenced in clause 3.1, together with any additional Units issued to an H Member from time to time as herein provided and any Units acquired by an H Group Member from any BTCP Member, CEA Member or GSG Member from time to time;

H Managers means the Company's Managers appointed by the H Member from time to time;

H Member means the H Group Member(s) who hold(s) for the time being the H Interests;

ICI Group means ICI plc and its Subsidiaries from time to time;

ICI Group Member means any member of the ICI Group;

ICI Interests means the Units representing a thirty per cent. (30%) Interest issued to ICI in connection with its initial Capital Contribution, as referenced in clause 3.1, together with any additional Units issued to an ICI Group Member from time to time as herein provided and any Units acquired by an ICI Group Member from any BTCP Member, CEA Member or GSG Member from time to time;

ICI Managers means the Company's Managers appointed by the ICI Member from time to time;

ICI Member means the ICI Group Member(s) who hold(s) for the time being the ICI Interests;

ICI plc means Imperial Chemical Industries PLC;

Interest means the membership interest of a Member in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member's interest in profits, losses, allocations and distributions; (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act; and (iii) such Member's other rights and privileges as provided herein or in the Delaware Act;

JV2 means Huntsman ICI Chemicals LLC, a Delaware limited liability company;

Manager means a member of the Board as selected pursuant to the provisions of clause 4.3(a). Each Manager shall constitute a "manager" of the Company, as such term is defined in Section 18-101 of the Delaware Act. For the avoidance of doubt, no Board Observer shall be deemed to be a "manager" of the Company;

Members means H, ICI, BTCP, CEA and GSG and all other Persons admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. References to a "Member" means any one of the Members. Each Member shall constitute a "member" of the Company, as such term is defined in
Section 18-101 of the Delaware Act;

Members Agreement means that certain Members Agreement of the same date as this Agreement by and between Huntsman Specialty Chemicals Corporation, the Company, BTCP, CEA and GSG as amended, modified or supplemented from time to time;

Person means any individual, trust or undertaking;

PO/MTBE Business means the Possum Business as defined in the Contribution Agreement;

Recapitalization has the meaning given in clause 3A.1;

Regulated Member shall mean any Member (i) that, directly or indirectly, due to its ownership by any entity subject to Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such regulation) (Regulation Y), is itself subject to the provisions of Regulation Y or any similar law, regulation, rule or other requirement of any governmental authority relating to other types of financial institutions and (ii) that holds Interests of the Company;

Regulatory Problem shall mean, with respect to any holder of Interests, any set of facts, events or circumstances the existence of which would cause (i) such holder of Interests to be in violation of any law, regulation, rule or other requirement of any governmental authority (including, without limitation, Regulation Y) or (ii) any governmental entity to assert that such holder of Interests is or would be in violation of any law, regulation, rule or other requirement of any governmental authority (including, without limitation, Regulation Y) or (iii) any imposition of capital requirements with respect to the Interests held by any holder;

Reserved Board Matters means those matters listed in clause 4.7;

Section 705(a)(2)(B) Expenditure means any expenditure of the Company described in Section 705(a)(2)(B) of the Code and any expenditure considered to be an expenditure described in Section 705(a)(2)(B) of the Code pursuant to Section 704(b) of the Code and the Treasury Regulations thereunder;

Subscription Agreement means the agreement dated 3 June 1999 by and between the Company, BTCP, CEA and GSG pursuant to which each of BTCP, CEA and GSG agreed, subject to the terms and conditions contained therein, to purchase certain Interests in the Company;

Subsidiary means, in relation to a Person (the holding Person), any undertaking in which the holding Person (or persons acting on its or their behalf) for the time being directly or indirectly holds or controls either:

(a) a majority of the voting rights normally exercisable at general meetings of the members of that undertaking; or

(b) the right to appoint or remove directors or managers having a majority of the voting rights exercisable at meetings of the board of directors or managers (or other equivalent managing body) of that undertaking on all, or substantially all, matters, and any undertaking which is a Subsidiary of another undertaking is also a Subsidiary of any further undertaking of which that other is a Subsidiary provided that, for the purposes of this Agreement, no Associate Group Member is to be regarded as a Subsidiary of H or any other H Group Member, ICI or any other ICI Group Member, BTCP or any other BTCP Group Member, CEA or any other CEA Group Member or GSG or any other GSG Group Member;

Tax Allowance Amount means, for any calendar quarter, (i) with respect to the ICI Member, an amount of cash equal to the product of (q) the amount of net taxable income allocable by Holdings to the ICI Member and (r) 38%, (ii) with respect to the H Member, an amount of cash equal to the product of (s) the amount of net taxable income allocable by Holdings to the H Member and (t) 38%,
(iii) with respect to the BTCP Member, the product of (u) the amount of net taxable income allocable by Holdings to the BTCP Member and (v) 38%, (iv) with respect to the CEA Member, the product of (w) the amount of net taxable income allocable by Holdings to the CEA Member and (x) 38%, and (v) with respect to the GSG Member, the product of (y) the amount of net taxable income allocable by Holdings to the GSG Member and (z) 38%, provided however, that, if the H Member would have received more than 60% of the aggregate Tax Allowance Amounts to all Members so computed, the ICI Member would have received more than 30% of the aggregate Tax Allowance Amounts to all Members so computed, either the BTCP Member and/or the CEA Member would have received more than 4 4/9% of the aggregate Tax Allowance Amounts to all Members so computed, and/or the GSG Member would have received more than 1 1/9% of the aggregate Tax Allowance Amounts to all Members so computed, then the Tax Allowance Amounts determined with respect to the other members of Holdings shall be increased so that the aggregate amount of the Tax Allowance Amounts to all Members would be distributed 60% to the H member, 30% to the ICI Member, 4 4/9% to the BTCP Member, 4 4/9% to the CEA Member and 1 1/9% to the GSG Member (this proviso referred to herein as the first proviso), provided, that as a result of the first proviso, the aggregate Tax Allowance Amounts to all Members shall not exceed the product of (a) the net taxable income of the Company determined on a hypothetical basis as if the Company were treated as a corporation for U.S. income tax purposes and (b) 40% (this proviso referred to herein as the second proviso), provided further, that, if the second proviso would reduce the amount of two or more Members' Tax Allowance Amounts, then such reduction shall be allocated among such Members' Tax Allowance Amounts in the proportion that each Member's shortfall bears to the aggregate shortfall;

Third Party Purchaser means either (i) a proposed third party purchaser pursuant to clause 11.5(a) or 11.8(a), 11.12, 11.13 or 11.13A, or (ii) a third party purchaser who makes a bona fide offer for all of the Seller's Interest pursuant to clause 11.8(b);

Transfer Notice means either a First Refusal Transfer Notice or a First Offer Transfer Notice, as the case may be;

Treasury Regulations means the regulations promulgated by the U.S. Treasury Department pursuant to the Code;

undertaking means a body corporate or limited liability company or partnership or an unincorporated association or other entity carrying on a trade or a business with or without a view to profit. In relation to an undertaking which is not a company, expressions in this Agreement appropriate to companies are to be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description;

Units means the equal proportionate units into which Interests in the Company shall be divided from time to time, which term may include fractions of Units as well as whole Units;

Unrealised Gain means the excess (attributable to a Company Property), if any, of the fair market value of such property as to the date of determination (as reasonably determined by the Board) over the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to clause 3.10(e) as of such date); and

Unrealised Loss means the excess (attributable to a Company Property), if any, of the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to clause 3.10(e) as of such date) over its fair market value as of such date of determination (as reasonably determined by the Board);

U.S. Associate Group means the members of the Associate Group other than Huntsman ICI (Holdings) UK and its Subsidiaries.

Headings

1.2  The headings in this Agreement do not affect its interpretation.

Statutory references

1.3 A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted (save to the extent that any such future amendment, modification or amendment would or might increase a Member's liability hereunder).

Currency

1.4 References to "dollar" or "$" are to be construed as references to US dollars. Where it is necessary, in order to determine whether any particular figure expressed in US dollars has been attained or for other purposes in relation to this Agreement, to translate any sum into US dollars, the applicable rate shall be the spot rate of exchange (closing mid-point) on the day immediately prior to the date upon which the calculation is made or, if such day is not a Business Day, on the Business Day immediately preceding such day, as published in the London edition of The Financial Times first published thereafter or, where no such rate of exchange is published on that date, at the rate quoted by Citibank N.A. as at the close of business in London on that date.

General Matters

Name

2.1 The name of the Company shall be Huntsman ICI Holdings LLC, or such other name as the Board may from time to time hereafter designate.

Business

2.2 The business of the Associate Group shall be to develop the business being acquired from the H Group and the ICI Group pursuant to the Contribution Agreement and (subject to and without prejudice to clause 4.7) to engage in such additional activities and to exercise such additional powers and privileges as are necessary or convenient to the conduct, promotion, attainment or development of the foregoing business or as may otherwise be approved by the Board. The business of the Company may be conducted directly or through such Subsidiaries of the Company as may from time to time be established with the approval of the Board. The Company shall have power and authority to enter into any contract, instrument, certificate or other document necessary or convenient to the conduct of the business of the Company.

Business Plan

2.3 The business of the Associate Group shall be conducted in accordance with the principles of the then current Business Plan approved by the Board.

Offices

2.4 The principal office of the Company, and such additional offices as the Board may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board may designate from time to time. The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company. Such registered office or registered agent may be changed by the Board from time to time.

Members

2.5 The name and business, mailing or residence address of each Member of the Company are set forth on Schedule 1 attached hereto. The parties agree that, in
                         ----------
consideration of certain contributions of assets to the Company, ICI Contributor shall be admitted as the ICI Member and, immediately following the admission of ICI Contributor as the ICI Member, ICI Contributor shall transfer all of the ICI Interests to ICI, ICI Contributor shall withdraw, ICI shall simultaneously be admitted as the ICI Member and ICI shall be deemed to be for all purposes the ICI Member as of the date of this Agreement. Subject to clause 11.10, each of the parties hereto waives any requirements under this Agreement including, without limitation, any requirements under clause 11.11 in connection with the foregoing admissions, transfer and withdrawal. ICI shall be identified as the initial ICI Member on Schedule 1 attached hereto. Henceforth, the Board shall cause Schedule 1 to be amended from time to time to reflect the addition or retirement of Members, or transfers of Units, in accordance with the terms of this Agreement.

Term

2.6 The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with clause 21.

Capital and further finance

Issuance of Interests

3.1 (a) H and members of the ICI Group have contributed to the Company the companies, businesses and other assets identified in the

Contribution Agreement, BTCP, CEA and GSG have contributed $40 million, $40 million and $10 million respectively to the Company pursuant to the Subscription Agreement and H, ICI, BTCP, CEA and GSG have been issued the number of Units in respect to such Capital Contributions as are set forth on Schedule 1.
                                                          ----------
Notwithstanding any other provisions of this Agreement and except as referenced in clause 3.1(b), the Members shall have no obligation to make any further Capital Contributions to the Company.

(b) If (i) the Consolidated Company Group would have generated a net taxable loss for any Financial Year, and (ii) the Consolidated Company Group could, in respect of any other Financial Year, under applicable law, have carried forward or carried back such loss to reduce or eliminate its United States federal income tax liability for such other Financial Year, then each Member shall make a mandatory Capital Contribution to the Company with respect to the amount of tax benefit not available to the Company (but would have been available to the Consolidated Company Group on a hypothetical basis) by reason of the allocation of such loss to the Members in their Equity Proportions, calculated based upon a deemed marginal tax rate of 38%, provided however, that all such contributions, in the aggregate, shall not exceed the amount of tax benefit not available (on a hypothetical basis) to the Consolidated Company Group by reason of the allocation of all such losses to the Members and provided further that no Member shall be required to contribute any amount in excess of the net cumulative Tax Allowance Amounts previously distributed by the Company to the Member with respect to such Member's Units and with respect to Units acquired by such Member from another Member. The mandatory Capital Contributions shall be made in the ratio of the Equity Proportions of the Members. To the extent that any Capital Contributions are required to be made pursuant to this clause 3.1(b), the Company shall contribute such Capital Contributions to the capital of Huntsman ICI Chemicals LLC.

Issue of new Interests

3.2 (a) Subject to clause 3.2(b) below, the Members shall make such additional Capital Contributions to the Company, if any, as may be agreed to in writing by all of the Members in accordance with this clause 3, and all of the Members may be issued additional Units in respect of such additional Capital Contributions, provided that (unless all of the Members agree otherwise) the Company shall not issue any Units (or any other securities exercisable, exchangeable or convertible into Units) unless:

(i) a percentage of the additional Units or such other securities equal to its Equity Proportion are H Interests and are issued to H and/or an Affiliate of H;

(ii) a percentage of the additional Units or such other securities equal to its Equity Proportion are ICI Interests and are issued to ICI and/or an Affiliate of ICI; and

(iii) a percentage of the additional Units or such other securities equal to its Equity Proportion are BTCP Interests and are issued to BTCP and/or an Affiliate of BTCP; and

(iv) a percentage of the additional Units or such other securities equal to its Equity Proportion are CEA Interests and are issued to CEA and/or an Affiliate of CEA; and

(v) a percentage of the additional Units or such other securities equal to its Equity Proportion are GSG Interests and are issued to GSG and/or an Affiliate of GSG.

(b) For the avoidance of doubt, in the event that the Board shall approve the issuance of additional Units (or any other securities exercisable, exchangeable or convertible into Units) by the Company in accordance with clause 4.7, each of BTCP, CEA and GSG shall have the right to purchase its proportionate share of such Units (or securities exercisable, exchangeable or convertible into Units) as provided in clause 3.2(a) above, on the same terms and conditions (including, but not limited to, the price per security) as such security are offered to the other Members but if any of such parties elect not to purchase any or all of such additional security (the Private Equity Preemptive Units), the foregoing shall not prohibit the Company from issuing such Private Equity Preemptive Units to H (provided, that any such Private Equity Preemptive Units that are issued to H and/or an Affiliate of H, together with any additional securities contemporaneously issued to H and/or an Affiliate of H pursuant to clause 3.2(a)(i) shall not, without the prior written consent of the ICI Member, exceed 70% of all securities issued at such time) or to any other Person or Persons on such terms and conditions as the Board shall approve in accordance with clause 4.7.

(c) If, in the written opinion of counsel to any Regulated Member (which may be internal counsel), the full exercise by such Regulated Member of its rights under this clause 3.2 to acquire the offered Units (or securities exercisable, exchangeable or convertible into Units) would cause such Regulated Member to violate any provision of applicable law with respect to its ownership of voting securities of the Company, then the Company and each of the Members will take all steps (including by amending this Agreement) reasonably necessary to create an Equivalent Non-Voting Security with respect to the offered Units (or securities exercisable, exchangeable or convertible into Units) and such Regulated Member shall be entitled to receive, in lieu of such number (as it shall specify to be necessary to remedy such violation) of Units or other securities which it would otherwise be entitled to acquire pursuant to this clause 3.2, the same number of units of such Equivalent Non-Voting Security.

Funding support by the Members

3.3 The Members intend that the Associate Group should be self-financing and should obtain additional funds from third parties without recourse to the Members. The Members shall not (subject as referenced in clause 3.1(b)) be obliged to contribute further funds or (subject, in the case of the H Member and the ICI Member, to the terms of the Financing Agreements) participate in any guarantee or similar undertaking for the Associate Group's benefit.

Further finance

3.4 If the Board considers at any time that the Business requires further finance, the Board will consider whether or not to approach the Company's bankers or other financial institutions or, in appropriate circumstances, to seek such further finance from the Members. No Member shall be obliged to provide any such further finance unless such Member agrees in writing on the amount and method of providing the finance.

Guarantees

3.5 Subject, in the case of the H Member and the ICI Member, to the terms of the Financing Agreements, no Member (nor any member of its respective Group) shall be obliged to participate for the benefit of the Associate Group in any guarantee, bond or financing arrangement with any bank or financial institution, whether as a guarantor or in any other capacity whatsoever. If and to the extent that all Members agree in writing to participate (or agree in writing to procure that members of their respective Groups participate) in any such guarantee, bond or financing arrangement then, unless the Members agree otherwise:

(a) any liability or obligation to be assumed by them in relation to any such guarantee, bond or financing arrangement shall be borne in their Equity Proportions;

(b) any such liability or obligation agreed to be undertaken by the Members shall be several and not joint or joint and several;

(c) if a Member (or a member of its Group) incurs any such agreed liability, that Member shall be entitled to a contribution from the other participating Members to ensure that the aggregate liability of the members of their respective Groups (as the case may be) is borne by each Group in its respective Equity Proportion; and

(d) none of the Company, any Member or any Affiliate of a Member shall take any action that would have the effect of changing the manner in which the Members share the indebtedness of the Company for purposes of Section 752 of the Code and Section 1.752-2 of the Treasury Regulations.

Tax Matters

3.6(a) It is the intention of the Members that the Company shall be taxed as a "partnership" for United States federal, state and local income tax purposes, and, except as otherwise required by law, no Member shall take any action inconsistent with the classification of the Company as a partnership for U.S. tax purposes, including any action to cause the Company to be treated as an association taxable as a corporation for U.S. tax purposes.

(b) It is the intention of the Members that the A Notes and the B Notes be treated as debt of the Company for U.S. federal, state, local and other relevant income tax purposes. H, ICI, BTCP, CEA and GSG each agrees that, except as otherwise required by law, none of the Company, H, ICI, BTCP, CEA or GSG, nor any of their respective Affiliates, shall take any position on any tax return or otherwise that is inconsistent with the treatment of the A Notes and the B Notes as debt of the Company for such purposes.

(c) It is the intention of the Members that each of them will separately comply with all disclosures and reporting requirements imposed by Section 707 of the Code and the Treasury Regulations thereunder pursuant to Treasury Regulation Section 1.707-8(b). The Company shall not make any disclosure pursuant to Treasury Regulation Section 1.707-8(c).

(d) For U.S. income tax purposes, the Members shall share the liabilities of the Company in the manner required by Section 752 of the Code and the Treasury Regulations promulgated thereunder, including that (i) the ICI Member's initial share of the Company's liability in respect of the A Notes and the B Notes shall be 100% in accordance with Treasury Regulations Section 1.752-2(a) and (c) and (ii) the Members' initial shares of the Company's excess nonrecourse liabilities (as defined in Treasury Regulations Section 1.752-3(a)(3)) in respect of the Senior Credit Agreement and the Senior Subordinated Credit Agreement shall be equal to their respective Equity Proportions in accordance with Treasury Regulations Section 1.752-3(a).

(e) As used in this clause 3.6, the terms A Notes, B Notes, Senior Credit Agreement and Senior Subordinated Credit Agreement shall have the meanings assigned to such terms in the Contribution Agreement.

Loans from Members

3.7 Loans by a Member to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amounts of any such advances shall be made on terms and conditions no less favourable taken as a whole to the Company than if such advance were provided by a third party on an arm's length basis and shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in clause 21.2. Each Member shall be entitled to participate, pro rata to its Equity Proportion, in the making of any such loans by Member(s) to the Company on the same terms and conditions as the other Members; provided that (a) the foregoing shall not apply to the issuance of debt securities to third parties and (b) if any Member does not promptly participate in the making of any such loan, the foregoing shall not prohibit the other Member(s) from participating in the making of such loan, in which case the participating Member(s) who wish to take up the non-participating Member(s) share of such loan (the Open Share) shall be entitled to participate with respect to such Open Share pro rata based on the relative Equity Proportions of those participating Member(s) in such Open Share.

Return of Capital Contributions

3.8 Except as otherwise provided herein or by Delaware law, no Member shall have the right to withdraw, or receive any return of, all or a portion of such Member's Capital Contribution.

Interest

3.9 No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts.

Capital Accounts

3.10(a)   A Capital Account shall be established and maintained for each Member.
       Each Member's Capital Account (i) shall be increased by (A) the amount of money contributed by that Member to the Company, (B) the Agreed Value of Contributed Property contributed by that Member to the Company (net of liabilities secured by the Contributed Property that the Company is considered to assume or take subject to under Section 752 of the Code), and (C) allocations to that Member of Company income and gain (or items thereof), and (ii) shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to Section 752 of the Code), (C) allocations to that Member of Section 705(a)(2)(B) Expenditures, and (D) allocations of Company loss, credit and deduction (or items thereof).

(b) Except as otherwise provided herein, whenever it is necessary to determine the Capital Account of any Member for purposes of this Agreement, the Capital Account of the Member shall be determined after giving effect to (i) all Capital Contributions made to the Company on or after the date of this Agreement, (ii) all allocations of income, gain, deduction, credit and loss pursuant to clauses 3.10, 3.11 and 3.12 for operations and transactions effected on or after the date of this Agreement and prior to the date such determination is required to be made under this Agreement and (iii) all distributions made on or after the date of this Agreement.

(c) Upon the transfer of all or a portion of a Member's equity in the Company in accordance with this Agreement, the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member but, if the Company has an election in effect under Section 754 of the Code, the Capital Account will be adjusted to reflect any adjustment required as a result thereof by the Treasury Regulations promulgated pursuant to Section 704(b) of the Code.

(d) The realisation, recognition and classification of any item of income, gain, loss or deduction for Capital Account purposes shall be the same as its realisation, recognition and classification for federal income tax purposes; provided, however, that:

         (i) Any deductions for depreciation, cost recovery or amortisation attributable to a Contributed Property shall be determined as if the adjusted tax basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon adjustment pursuant to clause 3.10(e) of the Carrying Value of the Company Property subject to depreciation, cost recovery or amortisation, any further deductions for such depreciation, cost recovery or amortisation shall be determined as if the adjusted tax basis of such property was equal to its Carrying Value immediately following such adjustment. Any deductions for depreciation, cost recovery or amortisation under this clause 3.10(d) shall be computed in accordance with Section 1.704-1(b)(2)(iv)(g)(3) of the Treasury Regulations.

         (ii) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Company as if the adjusted tax basis of such property as of such date of disposition was equal in amount to the Carrying Value of such property as of such date.

         (iii) All items incurred by the Company that can neither be deducted nor amortised under Section 709 of the Code shall, for purposes of Capital Accounts, be treated as an item of deduction and shall be allocated among the Members pursuant to clauses 3.10, 3.11 and 3.12.

(e)      (i)   Upon the contribution to the Company by a new or existing Member of cash or Contributed Property of more than a de minimis amount, the Capital Accounts of all Members and the Carrying Values of all Company Property immediately prior to such contribution shall be adjusted (consistent with the provisions hereof and with the Treasury Regulations under Section 704 of the Code) upward or downward to reflect any Unrealised Gain or Unrealised Loss attributable to each Company Property, as if such Unrealised Gain or Unrealised Loss had been recognised upon an actual sale of each such Property immediately prior to such contribution and had been allocated to the Members in accordance with clauses 3.10,
               3.11 and 3.12 of this Agreement, provided, however, that if all the Members make pro rata contributions to the Company, the provisions of this clause 3.10(e)(i) shall not apply.

         (ii) Immediately prior to the distribution of any Company Property (other than cash) or the distribution of cash of more than a de minimis amount to a retiring or continuing Member as consideration for an interest in the Company, the Capital Accounts of all Members and the Carrying Value of all Company Property shall be adjusted (consistent with the provisions hereof and Treasury Regulations under Section 704 of the Code) upward or downward to reflect any Unrealised Gain or Unrealised Loss attributable to each Company Property, as if such Unrealised Gain or Unrealised Loss had been recognised upon an actual sale of each such Property immediately prior to such distribution and had been allocated to the Members at such time in accordance with clauses 3.10, 3.11 and 3.12 of this Agreement, provided, however, that if all the Members receive pro rata distributions from the Company, the provisions of this clause 3.10(e)(ii) shall not apply.

(f) Any non pro rata distribution to a Member of property other than unrealised receivables or inventory will be in exchange for the Member's share of Company property other than unrealised receivables or inventory to the extent of the fair market value thereof. Any non pro rata distribution to a Member of unrealised receivables or inventory will be in exchange for the Member's share of the Company's unrealised receivables or inventory to the extent of the fair market value thereof. For purposes of this clause 3.10(f), the terms unrealised receivables and inventory are as defined in Treasury Regulation Sections 1.751-1(c) and 1.751-1(d)(2).

(g)  The foregoing provisions of this clause 3.10 are intended to comply with
     Section 1.704-1(b)(2)(iv) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with Treasury Regulations. If the Board shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, the Board may make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Member.

(h) For the avoidance of doubt, notwithstanding any adjustments to the Capital Accounts of the Members pursuant to this clause 3, there shall be no change in the respective Equity Proportions and/or the Units of the Members unless such a change is specifically agreed under clause 3.2.

Allocation of Net Income and Net Loss

3.11(a)   Except as provided in clause 3.12 or elsewhere in this Agreement, net income (and items thereof) and net loss (and items thereof) for any fiscal year or period shall be allocated among the Members in accordance with and in proportion to their respective Equity Proportions.

(b) For purposes of this Agreement, for each Financial Year or other period, net income and net loss shall mean the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (i) all items of income, gain, loss, deduction or expense specially allocated pursuant to this Agreement pursuant to clause 3.12 shall not be taken into account in computing such taxable income or loss; (ii) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing net income and net loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset pursuant to this Agreement, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes the amount of depreciation, amortisation or cost recovery deductions with respect to such asset for purposes of determining net income and net loss shall be an amount determined under Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and (vi) except for items in (i) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalisable and not otherwise taken into account in computing net income and net loss pursuant to this definition, shall be treated as deductible items.

(c) Prior to making any distributions (including liquidating distributions) relating to the last Financial Year of the Company, all net profit and net loss of the Company not previously allocated to the Members shall be allocated to the Members in accordance with clauses 3.10, 3.11 and 3.12.

(d) Notwithstanding any other provision of this clause 3.11, (i) items of U.K. source interest income that would otherwise be allocated to the BTCP Member and the CEA Member shall instead be allocated to the H Member, the ICI Member and the GSG Member in proportion to their respective Equity Proportions, and (ii) an equal amount of non-U.K. source income that would otherwise be allocated to the H Member, the ICI Member and the GSG Member shall instead be allocated pro rata to the BTCP Member and the CEA Member, provided that (A) subject to the provisions of clause
     (B) below, in no event shall the total amount of income allocated to each Member in each Financial Year pursuant to clause 3.11 taking into account this clause 3.11(d) exceed the total amount of income that would have been allocated to such Member in such Financial Year pursuant to clause 3.11 in the absence of this clause 3.11(d) and (B) in the event that the Company does not have sufficient items of income in a Financial Year to allocate to the BTCP Member and the CEA Member pursuant to clause 3.11(d)(ii), the Company shall allocate items of income described in clause 3.11(d)(ii) in subsequent Financial Years so that the BTCP Member and the CEA Member are allocated the aggregate amount of income required to be allocated to them pursuant to clause 3.11(d)(ii) as soon as possible. If and to the extent that the GSG Member notifies the Company in writing that it has transferred its Units to a pass through entity that cannot demonstrate that its ultimate owners are U.S. individuals and/or corporations (the GSG Pass Through Member), the GSG Pass Through Member shall be treated in the same manner as the BTCP Member and the CEA Member with respect to items of U.K. source interest income.

Allocations in Special Circumstances

3.12 The following special allocations shall be made in the following order prior to the allocations set forth in clause 3.11:

(a) Minimum Gain Chargeback. Notwithstanding any other provision of this clause 3, if there is a net decrease in partnership minimum gain (as defined in Treasury Regulations Section 1.704-2(b)(2) and (d)) during any Financial Year, the Members shall be specially allocated items of company income and gain for such Financial Year (and, if necessary, subsequent Financial Years) in an amount equal to the portion of such Member's share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulations Section 1.704-2(f) and (g). This clause 3.12(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this clause 3, if there is a net decrease in Member nonrecourse debt minimum gain attributable to a Member nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(i)) during any

     Financial Year, each Member shall be specially allocated items of Company income and gain for such Financial Year (and, if necessary, subsequent Financial Years) in an amount equal to the portion of such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member's nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i). This clause 3.12(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit, if any, in such Member's Capital Account (as determined after crediting such Capital Account for any amounts that such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-2) as quickly as possible, provided that an allocation pursuant to this clause 3.12(c) shall be made only if and to the extent that such Member would have such Capital Account deficit after all other allocations provided for in clause 3.12 have been tentatively made as if this clause 3.12(c) were not in this Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit balance in such Member's Capital Account (as determined after crediting such Capital Account for any amounts that such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-
     2), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such deficit (as so determined) of such Member's Capital Account as quickly as possible; provided that an allocation pursuant to this clause 3.12(d) shall be made only if and to the extent that such Member would have such Capital Account deficit (as so determined) after all other allocations provided for in clauses 3.11 and 3.12 (other than clause 3.12(c)) have been tentatively made as if this clause 3.12(d) were not in this Agreement. Moreover, to the extent that any Members were disproportionately allocated items of net loss as a result of the application of clause 3.12(e) for any prior Financial Year or period, items of Company income and gain shall be specially allocated to such Members to offset the amount of the previous disproportionate allocation of net loss.

(e) Loss Allocation Limitation. No allocation of net loss (or items thereof) shall be made to any Member to the extent that such allocation would create or increase a deficit in such Member's Capital Account (as determined after debiting such Capital Account for the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and crediting such Capital Account for any amounts that such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-2) and such net loss (or items thereof) shall instead be allocated to the other Members subject to this clause 3.12(e).

(f) Member Nonrecourse Deductions. Items of loss, deduction and expense attributable to any liability of the Company (i) that constitutes debt which, by its terms, is nonrecourse to the Company and its Members for purposes of Treasury Regulations Section 1.1001-2 but (ii) for which one or more Members bear the economic risk of loss, as determined under Treasury Regulations Section 1.704-2(b)(4) shall be allocated, as provided in
     Section 1.704-2(i) of the Treasury Regulations, to the Members in accordance with the ratios in which they bear the economic risk of loss for such debt for purposes of Section 1.752-2 of the Treasury Regulations.

(g) Nonrecourse Deductions. Items of loss, deduction and Section 705(a)(2)(B) Expenditures attributable, under Section 1.704-2(c) of the Treasury Regulations, to increases in the Company's Minimum Gain shall be allocated, as provided in Section 1.704-2(e) of the Treasury Regulations, to the Members in accordance with their Equity Proportions.

(h) Ameliorative Allocations. If any items of income and gain (including gross income) or loss, deduction and expense are allocated to a Member pursuant to the previous paragraphs of this clause 3.12, then, prior to any allocation pursuant to clause 3.11 and subject to the previous paragraphs of this clause 3.12, items of income and gain (including gross income) and items of loss, deduction and expense for subsequent periods shall be allocated to the Members in a manner designed to result in each Member's Capital Account having a balance equal to what it would have been had such allocation of items of income and gain (including gross income) or items of loss, deduction and expense not occurred pursuant to the previous paragraphs of this clause 3.12. These ameliorative allocations shall not affect allocations made (or to be made) pursuant to clauses 3.12(a), (b),
     (f) and (g).

(i) Organisation Expenses. Organisation expenses (as defined in Section 709(a) of the Code and Treasury Regulations Section 1.709-2) for any Financial Year shall be allocated to the Capital Accounts of the Members so that, as nearly as possible, the cumulative amount of such expenses allocated with respect to such Member corresponds to the amount paid by such Member.

Tax Allocations

3.13(a)   General Rule. Except as otherwise provided in clause 3.13(b), for each portion of a Financial Year, items of Company income, gain, loss, deduction and expense shall be allocated, for U.S. federal, state and local income tax purposes, among the Members in the same manner as the net income (and items thereof) or net loss (and items thereof) of which such items are components were allocated pursuant to clauses 3.11 and 3.12.

(b) Section 704(c) of the Code. Income, gains, losses and deductions with respect to any property (other than cash) contributed or deemed contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its agreed fair market value at the time of the contribution or deemed contribution in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. To comply with the provisions of Treasury Regulations Section 1.704-3(a)(6), the term "contributed or deemed contributed" shall, for the purposes of the preceding sentence, include property the value of which is adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) after its contribution to the Company.

(c) Capital Accounts Not Affected. Allocations pursuant to this clause 3.13 are solely for U.S. federal, state and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or allocable share of net income (or items thereof) or net loss (or items thereof).

(d) Tax Allocations Binding. The Members acknowledge that they are aware of the U.S. tax consequences of the allocations made by this clause 3.13 and hereby agree to be bound by the provisions of this clause 3.13 in reporting their respective shares of items of Company income, gain, loss, deduction and expense.

Tax Elections

3.14 The Company shall make the following elections on the appropriate tax returns:

(a) to adopt the calendar year as the Company's Financial Year, if permitted or required by the Code or the applicable law in any non-U.S. jurisdiction;

(b) to adopt the accrual method of accounting, if permitted by the Code, and to keep the Company's books and records in a manner consistent therewith;

(c) to elect to amortise the organisational expenses and the start- up expenditures of the Company rateably over a period of sixty (60) months as permitted by Sections 709(b) and 195(b) of the Code;

(d) if so requested by any Member, an election under Section 754 of the Code to adjust the basis of the Company's property in the circumstances described therein; and

(e) any other election (including the selection of any allocation method permitted under Section 704(c) of the Code) the Tax Matters Member may deem appropriate after consultation with the Members and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law.

Tax Matters Member

3.15 The Members shall designate one Member to be the tax matters partner (the Tax Matters Member) of the Company pursuant to Section 6231(a)(7) of the Code. Such Member shall take such action as may be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 of the Code. Such Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving prompt notice thereof. The initial Tax Matters Member shall be H. The Tax Matters Member shall at all times act in good faith in carrying out its functions as Tax Matters Member.

The Company agrees to defend, indemnify and hold harmless the Tax Matters Member from and against all claims and damages relating to actions taken in good faith in discharging its responsibilities as Tax Matters Member.

Certificates

3.16 The Interest owned by each Member (denominated in Units) shall be evidenced by one or more Certificates. Each Certificate shall be executed by the Chief Executive or any Vice President and the Secretary or any Assistant Secretary (or other persons designated by the Board).

Register

3.17 The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board may adopt, the Company will provide for the registration of Interests and the registration of transfers of Interests. The Board shall maintain such register and provide for such registration. Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this clause 3.17 and clause 3.18 and the limitations on transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate number of Units as did the Certificate surrendered. Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Board duly executed, by the registered holder thereof or such holder's authorized attorney.

New Certificates

3.18 The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (i) makes proof by affidavit, in form and substance satisfactory to the Board, that a previously issued Certificate has been lost, destroyed or stolen, (ii) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (iii) if requested by the Board, delivers to the Company a bond, in form and substance satisfactory to the Board, with such surety or sureties and with fixed or open liability as the Board may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (iv) satisfies any other reasonable requirements imposed by the Board.

Interest as a security

3.19 An Interest in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of Interests.

Financing Fee

3.20 On behalf of the Company, the H Member has paid a financing fee of $6,000,000 to Huntsman Financial Corporation for services as a financial adviser in arranging the financing of the Company and its Subsidiaries. Such payment shall be treated by the Company and the Members as if the H Member contributed the amount of such fee to the capital of the Company, and then the Company paid such amount to the Huntsman Financial Corporation. The amortisation expense associated with the payment of such financing fee shall be specially allocated to the H Member.

Adjustment of Interests

3A.1 In the event that the Company is recapitalized in connection with the purchase and sale of the ICI Interests (whether through the exercise of ICI's Put Option or H's Call Option (as defined in Schedule 2) or otherwise), including without limitation, by incurring any indebtedness, but an Equity Investor does not exercise its First Investor Put Option (as defined in the Members Agreement), then the ownership percentages and capital accounts of H and such Equity Investor shall be adjusted pursuant to this clause 3A; provided, however, that no such adjustment shall be made in respect of any such recapitalization to the extent that such Equity Investor receives its pro rata share (such pro rata share to be calculated without regard to this clause 3A) of any distribution made in connection with such recapitalization (a Recapitalization). The purpose of such adjustment is to account for the effect, if any, on the remaining Equity Investors' Interests of ICI's agreement with H under clause 4(b)(iv) of Schedule 2 regarding a pre-determined value for the PO/MTBE Business, clause 4(b)(v)(aa) of Schedule 2 regarding reductions in the Net Debt as a result of product liability claims or environmental compliance in connection with the PO/MTBE Business, and clause 4(b)(v)(cc) of Schedule 2 regarding reductions in the Net Debt as a result of capital expenditure incurred in respect of a major expansion project for the PO/MTBE Business.

Calculation of Implied Incremental Value

3A.2 The implied incremental value (the Implied Incremental Value) transferred between ICI and H as a result of any difference between the fair market value of the PO/MTBE Business and the pre-determined value of the PO/MTBE Business and the two potential adjustments to Net Debt because of product liability or capital expenditures related to the PO/MTBE Business shall be calculated as follows:

(a) determine the enterprise value of (i) the three businesses contributed by ICI under the Contribution Agreement, (ii) the PO/MTBE Business contributed by H under the Contribution Agreement and (iii) any other businesses contributed or acquired after Closing, in each case, debt and cash free, using a market valuation as provided in clause (a)(ii) of Schedule I to the Members Agreement; the resulting amount is the Market Enterprise Value; provided, however, that the Market Enterprise Value shall not include the enterprise value of any businesses which are no longer owned by the Associate Group;

(b) reduce the Market Enterprise Value by the Net Debt (as defined in Schedule I to the Members Agreement) as provided in clause (a)(iv) of Schedule I to the Members Agreement;

(c) multiply the amount derived in clause 3A.2(b) by ICI's ownership percentage at the time of determination; the resulting amount is the Market Price;

(d) subtract the Fair Price (as defined in Schedule 2) from the Market Price; the resulting amount (whether positive or negative) is the Implied Incremental Value; provided, however, that the Implied Incremental Value shall be reduced pro rata for any portion of the Fair Price paid by H or any of its Affiliates.

Calculation of Unadjusted Post-Recapitalization Equity Ownership

3A.3 The equity ownership of the remaining Equity Investors and H subsequent to a Recapitalization (but unadjusted for the Implied Incremental Value) shall be calculated as follows:

(a) reduce the Market Enterprise Value (as defined in Schedule I to the Members Agreement) by the sum of (i) Net Debt (as defined in Schedule 1 to the Members Agreement) and (ii) any debt for money borrowed incurred by the Associate Group to purchase the ICI Interests pursuant to ICI's Put Option or H's Call Option; the resulting amount is the Post-Recap Equity Value;

(b) multiply the Post-Recap Equity Value by H's post-recapitalization ownership percentage assuming the Implied Incremental Value is zero; the resulting amount is the H Post-Recap Unadjusted Equity Value;

(c) multiply the Post-Recap Equity Value by the remaining Equity Investors' post-recapitalization ownership percentage assuming the Implied Incremental Value is zero; the resulting amount is the Equity Investors Post-Recap Unadjusted Equity Value.

Calculation of Adjusted Post-Recapitalization Equity Ownership

3A.4 The equity ownership of the remaining Equity Investors and H subsequent to a Recapitalization and as adjusted for the Implied Incremental Value shall be calculated as follows:

(a) multiply the Implied Incremental Value by the remaining Equity Investors' post-recapitalization ownership percentage; the resulting amount is the Required Equity Adjustment.

(b) add the Required Equity Adjustment to the H Post-Recap Unadjusted Equity Value; the resulting amount is the H Post-Recap Adjusted Equity Value;

(c) divide the H Post-Recap Adjusted Equity Value by the Post-Recap Equity Value; the resulting amount is H's new ownership percentage;

(d) subtract the Required Equity Adjustment from the Equity Investors Post-Recap Unadjusted Equity Value; the resulting amount is the Equity Investors Post-Recap Adjusted Equity Value;

(e) divide the Equity Investors Post-Recap Adjusted Equity Value by the Post-Recap Equity Value; the resulting amount is the remaining Equity Investors' new ownership percentage.

Numerical Example

3A.5 Schedule 3 to this Agreement contains a numerical example of the reallocation of Interests described in this clause 3A.

Reallocation of Interest Certificates

3A.6 The physical certificates representing Interests shall be reallocated or reissued in accordance with the new ownership interests as determined pursuant to clauses 3A.4(c) and 3A.4(e) above.

Adjustment to Capital Accounts and Priority Allocations

3A.7 As provided in clause 3.10(e)(ii), pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(f), the Capital Accounts of H and the Equity Investors who do not exercise the First Investor Put Option shall be increased or decreased upon a Recapitalization. To the extent that the proportionate relationship among the ownership percentages of H and the Equity Investors is altered by this clause 3A, increases or decreases in the Capital Account balances of H and the Equity Investors pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(f) shall be made in a manner that, to the extent possible through such adjustment (but excluding adjustments otherwise applicable to the Capital Accounts of other Members, if any, of the Company), results in relative Capital Account balances of H and the Equity Investors in proportion to the adjusted ownership percentages of H and the Equity Investors, provided, however, that the effect of clause 3.12 shall be preserved, subject to the provisions of clause 3.12(h), and provided further, however, that the effect of the special allocations of clause 3.20 shall be preserved (such adjusted relative Capital Account balances, subject to the provisos contained in this sentence, referred to as the adjusted relative capital account balances). Further, to the extent that the amount of the increases or decreases in the Capital Account balances of H and the Equity Investors described in the immediately preceding sentence is not sufficient to result in adjusted relative capital account balances, priority allocations of income and loss realized by the Company after the purchase and sale of the ICI Interests (but excluding net income and net loss allocable to other Members, if any, of the Company) shall be made among H and the Equity Investors in order to result in adjusted relative capital account balances. Thereafter, allocations of net income and net loss shall be made, subject to clause 3.12, in proportion to the adjusted ownership percentages of the Members.

Application of clause 3A

3A.8 For the avoidance of doubt, no provision of this clause 3A shall have any effect at any time prior to such time as there has ceased to be any member of the ICI Group holding any shares or other equity interests (other than Class A Shares in Tioxide Group Limited), including any Interests, in any member of the Associate Group.

Managers and management

Supervision by the Board

4.1 Subject to the delegation of rights and powers as provided for herein, the Board shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company; provided, however, (i) if the Delaware Act requires the approval of the Members in respect of any matter then the approval of the Members shall also be required provided that the Board shall first vote on any such matter and the Members hereby agree to vote in a manner consistent with the way the Board determined such matter and
(ii) any Regulated Member shall be entitled to disclaim any voting rights in respect of Units held by it which are imposed by the Delaware Act or other applicable law. For the avoidance of doubt, the Members shall not be able to determine a matter which has not previously been positively determined by the Board. No Member, by reason of its status as such, shall have any authority to act for or bind the Company or otherwise take part in the management of the Company, but shall have only the right to vote on or approve the matters requiring Member approval under the Delaware Act after giving effect to the next sentence, subject, in the case of any Regulated Member, to subpart (ii) of the proviso set forth in this clause 4.1. To the extent that the Delaware Act permits any Member approval requirement to be eliminated in the limited liability company agreement, this Agreement shall be deemed to eliminate such requirement; provided that this provision shall not affect the Equity Investor Approval Matters set forth in clause 4.12 hereof.

Board of Managers

4.2 (a) The Board shall consist of three (3) H Managers and two (2) ICI Managers. Each of the Managers shall be an officer, shareholder, director, manager or employee of the Member designating such Manager or of an Affiliate of such Member and shall hold office until such Manager's resignation, removal, death or disability.

(b) Each of the BTCP Member, the CEA Member and the GSG Member shall be entitled to designate from time to time one (1) Board Observer of their choosing who shall be entitled to attend all meetings of the Board. Each of the Board Observers shall be an officer, shareholder, director, manager, principal, partner or employee of the Member (or any member of such Member's Group) designating such Board Observer. Board Observers shall have no voting rights and their consent or approval shall not be required for any action taken by the Board and, subject to the Company's compliance with clause 4.5, the attendance or participation of any Board Observer(s) at a meeting shall not be required for Board action.

Appointment and Removal of Managers and Board Observers

4.3 (a) The H Member and the ICI Member shall respectively appoint the H Managers and the ICI Managers by notice to the Company signed by it or on its behalf. A Member may remove a Manager nominated by it by notice to the Company signed by it or on its behalf. The removal shall take effect when the notice is delivered to the Company, unless the notice indicates a later date. A Member removing a Manager shall indemnify the Company for any liability arising from the removal. Any vacancy occurring on the Board shall be filled by the Member designating the Manager whose resignation, removal, death or disability created such vacancy. Each Member shall (if necessary) use its votes in relation to the Company in order to ensure that the appointments and/or removals contemplated by this clause and clause 4.2 are duly carried out.

(b) Each of the BTCP Member, the CEA Member and the GSG Member shall respectively appoint the BTCP Board Observer, the CEA Board Observer and the GSG Board Observer by notice to the Company signed by it or on its behalf. A Member may remove a Board Observer nominated by it by notice to the Company signed by it or on its behalf. The removal shall take effect when the notice is delivered to the Company, unless the notice indicates a later date. A Member removing a Board Observer shall indemnify the Company for any liability arising from the removal.

Quorum

4.4 The quorum for transacting business at any Board meeting shall, subject to the remaining provisions of this clause 4.4, be at least one (1) H Manager and at least one (1) ICI Manager present when the relevant business is transacted. A Manager shall be regarded as present for the purposes of a quorum if represented by an alternate Manager in accordance with clause 4.6. If that quorum is not present within sixty (60) minutes from the time when the meeting should have begun or if during the meeting there is no longer a quorum, the meeting shall be adjourned for a period of at least one (1) Business Day and at that adjourned meeting any two (2) Managers or their alternates (including at least one H Manager) present shall be a quorum (provided that the H Managers shall make reasonable efforts to notify the ICI Managers of the time and location of the adjourned meeting).

Notice and Agenda

4.5(a) Board meetings shall normally be held on a planned quarterly basis.
Board meetings shall be called by the H Managers provided that, in addition to the planned quarterly meetings, the H Manager shall convene a meeting of the Board on the reasonable request of the ICI Managers but not more than twice a year. At least 10 days written notice shall be given to each Board member and each Board Observer of any Board meeting, unless at least one (1) H Manager (or his alternate) and at least one (1) ICI Manager (or his alternate) approve a shorter notice period. Each Member shall act reasonably in order to deal on short notice with matters requiring urgent attention. Notice of a meeting shall be given by or at the direction of the H Managers. Any notice given to a

Manager or Board Observer shall, where practicable, include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting. A meeting of the Board may consist of a conference between Managers who are not all in one place but each of whom is able (directly or by telephone or other medium of communication) to speak to each of the others and to be heard by each of the others simultaneously; the word meeting in this clause 4 shall be construed accordingly and any Manager participating in such a meeting shall be deemed present in person at such meeting. Board Observers shall also be entitled to participate in any telephonic and other similar meetings not conducted in person. Attendance at a meeting and, with respect to any matter on which a Manager is entitled to vote, voting on such matter shall constitute waiver of any objection to deficient notice with respect to such matter.

(b) Any action required or permitted to be taken at any meeting of the Board may, provided that the text of the proposed action is copied to all members of the Board and each Board Observer, be taken by written resolution without a meeting if Managers able to exercise a majority of votes at a Board meeting in accordance with clause 4.6 consent thereto in writing (subject always to clause
4.7 in respect of Reserved Board Matters and clause 4.12 in respect of the Equity Investor Approval Matters), and the writing or writings are filed with the minutes of proceedings of the Board. The BTCP Board Observer, the CEA Board Observer and the GSG Board Observer shall each be entitled to receive copies of each action of the Board taken by written resolution pursuant to this clause 4.5(b), provided that the failure to provide such copies will not affect the validity of any action so taken.

(c) Each Board Observer and each Manager shall be entitled to be reimbursed by the Company for its reasonable out-of-pocket costs and expenses incurred in connection with his or her attendance at Board meetings.

Board voting

4.6 Except as provided by clause 4.7, the Board shall decide on matters by simple majority vote of the Managers, as calculated in accordance with the next sentence. The H Managers collectively shall be entitled to 70% of the votes in any Board decision, which shall be voted entirely by one H Manager designated by the H Managers, and the ICI Managers collectively shall be entitled to 30% of the votes in any Board decision, which shall be voted entirely by one ICI Manager designated by the ICI Managers; provided that if the Members' respective Equity Proportions change from the date of this Agreement, the H Managers and the ICI Managers shall have the number of votes equal to the Equity Proportions of the H Member and the ICI Member, respectively, as of the date of such vote; provided, further, however, that in determining whether the Members' respective Equity Proportions have changed for the purposes of this sentence, the H Member's Equity Proportion shall be deemed to be equal to the sum of the H Member's Equity Proportion (without regard to this proviso), the BTCP Member's Equity Proportion, the CEA Member's Equity Proportion and the GSG Member's Equity Proportion, from time to time. Any Manager who is absent from a meeting may nominate any other person to act as his alternate and to vote in his place at the meeting.

Reserved Board Matters

4.7 The following matters shall require a decision by a majority vote of the Board including a positive vote from at least one (1) of the ICI Managers provided that if a matter in clause 4.7(b) to 4.7(p) is specifically addressed in the Business Plan or the annual Budget approved under clause 4.7(a) or (unless superseded by the Business Plan) reasonably contemplated by the Business Projections, the Members agree that no further approvals by the ICI Managers shall be required pursuant to clause 4.7:

(a)  Business Plan and Budget

     adopting or amending the Business Plan and the annual Budget referred to in clause 7.2;

(b)  acquisitions and disposals

     any Associate Group Member acquiring or disposing of (whether in a single transaction or series of transactions) any business (or any material part of any business) or any shares or interests in any company (other than an acquisition or disposal between members of the Associate Group provided that such acquisition or disposal does not involve the Company) where (i) the value of the business (or material part) or the shares or interests acquired or disposed of exceeds $20,000,000 or (ii) the aggregate of any acquisitions (or, as the case may be, disposals) has exceeded $40,000,000 in any Financial Year;

(c)  capital expenditure

     any Associate Group Member incurring any capital expenditure in respect of any item or project in excess of $5,000,000 or where the aggregate of capital expenditure has exceeded the approved annual Budget by $10,000,000 in any Financial Year;

(d)  partnerships and joint ventures
     any Associate Group Member entering into any material partnership, merger or joint venture with a third party;

(e)  borrowings

     any Associate Group Member borrowing or raising money (excluding normal trade credit, intra-Group borrowings or drawings under existing credit facilities approved by the Board), which would result in the Associate Group's aggregate borrowings increasing by $10,000,000 in any one Financial Year and any election to exchange subordinated debt for the Interests of any non-approving Equity Investor or Equity Investors pursuant to clause 4.12;

(f)  transactions with H's and L's Groups

     (other than transactions entered into at Closing or upon or pursuant to the establishment of the Company or as contemplated by the Contribution Agreement or the Ancillary Agreements (as described in the Contribution Agreement)) any transaction by any Associate Group Member with any member of the H Group or ICI Group which (i) is not on arm's length terms or (ii) where the cumulative arm's length value of transactions with any member of the H Group or the ICI Group is in excess of $5,000,000 in any one Financial Year;

(g)  the PO/MTBE Business

     any dealings or arrangements between the PO/MTBE Business and any other business of the Associate Group which are not on an arm's length basis;

(h)  pension scheme

     adoption of any pension scheme of any Associate Group Member (other than those existing at Closing or adopted in accordance with the terms of the Contribution Agreement) or any amendment to any existing pension scheme which materially alters the liabilities of such scheme or the disposition of the assets of such scheme;

(i)  major litigation

     any decision not to contest, or to admit liability in or to approve any settlement of threatened legal proceedings or legal proceedings to which any Associate Group Member is a party which, in any such case, are reasonably likely to involve a potential liability against an Associate Group Member in excess of $10,000,000;

(j)  donations

     making of any political donation by any Associate Group Member;

(k)  accounting policies

     the adoption of or any change in the principal accounting policies or practices of the Associate Group which has the effect of materially altering the reported results of the Associate Group (other than changes required by US GAAP);

(l)  change of business

     any member of the Associate Group engaging in new business activities outside the scope of a chemicals business;

(m)  constitutional documents

     adopting or altering the certificate of incorporation, certificate of formation, limited liability company agreement or other constitutional document of any Associate Group Member other than non-material alterations to such constitutional documents of Associate Group Members other than the Company;

(n)  changes in share capital

     changing the authorized or issued share capital or interests of any Associate Group Member including the issue of any new shares or interests or securities convertible into shares or interests (save where there are no material implications for the shareholdings in the Associate Group Member);

(o)  Unit buy back

     the Company buying back any Units;

(p)  accounts

     approving the financial statements of the Associate Group; and

(q)  winding-up

     any proposal to wind up any Associate Group Member.

Regular Board Matters

4.8 The following material policy decisions affecting the Associate Group shall require reference to and a decision by majority vote of the Board (although not subject to the requirement of a positive vote of an ICI Manager under clause 4.7 or the Equity Investor Approval Matters under clause 4.12):

(a)  senior management

     appointing or removing any person as the Chief Executive, Chief Financial Officer or other member of the senior executive management of the Associate Group;

(b)  material litigation

     (subject to clause 4.7) major decisions relating to the conduct (including the settlement) of legal proceedings to which any Associate Group Member is a party which are reasonably likely to involve a potential liability against an Associate Group Member in excess of $5,000,000;

(c)  intellectual property rights

     any Associate Group Member making any material disposal (including granting any material licence) of or relating to intellectual property rights of the Associate Group other than in accordance with the Technology Transfer Agreement (as defined in the Contribution Agreement);

(d)  dividends

     recommendations in respect of dividends of, or other distributions by, the Associate Group to be declared for any Financial Year (which shall be subject to and consistent with the dividend policy set out in clause 6.4);

(e)  other material matters

     any other major policy decisions materially affecting the business of the Associate Group.

Officers

4.9 The Company shall have a Chief Executive, a Chief Financial Officer and such other officers as shall be appointed by the Board, and such officers shall be elected and removed in accordance with the provisions herein and perform such functions as are provided herein and by the Board. The Board may appoint, employ or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its discretion from time to time. The Board may delegate to any officer of the Company or to any such other person or entities such authority to act on behalf of the Company as the Board may from time to time deem appropriate in its discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board.

Execution of Documents

4.10 No Manager (acting in his capacity as such) shall have any authority to bind the Company to any third party with respect to any action except pursuant to a resolution expressly authorising such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to clause 4.6 or 4.7. Except as otherwise provided by the Board, when the taking of such action has been authorized by the Board, any Manager or officer of the Company, or any other persons specifically authorized by the Board, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Delaware Act. The filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware by the authorized person therein specified is hereby ratified and confirmed.

Reliance on Documents and Reports

4.11 A Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Managers, Members, officers, employees or committees, or by any other person, as to matters the Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company (including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid). In addition, the Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such person as to matters which the Managers reasonably believe to be within such person's professional or expert competence shall be full and complete authorisation and protection in respect of any action taken or suffered or omitted by the Managers hereunder in good faith and in accordance with such opinion.

Equity Investor Approval Matters

4.12 In addition to any approval right of the ICI Managers required under clause 4.7, notwithstanding anything in this Agreement to the contrary, the following matters shall require a decision by a majority vote of the Board and the consent or approval (unless disclaimed in accordance with subpart (ii) of the last sentence of this clause 4.12) of each Equity Investor:

(a) any amendment to this Agreement which would materially and adversely affect the rights attributable to the Interests of such Equity Investor;

(b) (other than transactions entered into at Closing or upon or pursuant to the establishment of the Company or as contemplated by the Contribution Agreement (as in effect on the date hereof) or the Ancillary Agreements as referred to in, and to the extent consistent with, the Contribution Agreement (as in effect on the date hereof)) any transaction by any Associate Group Member with any member of the H Group or ICI Group which
     (i) is not on arm's length terms or (ii) where the cumulative arm's length value of transactions with any member of the H Group or the ICI Group is in excess of $5,000,000 in any one Financial Year;

(c) any proposal to cause the Company or any Significant Subsidiary of the Company (Significant Subsidiary for the purposes of this clause 4.12 having the meaning given to such term in Section 1-02(w) of Regulation S-X promulgated by the US Securities and Exchange Commission) to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding (other than pursuant to or, in connection with, any solvent reconstruction or similar reorganization of any Significant Subsidiary);

(d) any member of the Associate Group engaging in new business activities outside the scope of a chemicals business; and

(e) the issuance of any equity interest (other than additional Interests in accordance with clause 3.2 hereof) in the Company which is senior or pari passu with the Interests.

Notwithstanding the foregoing (i), in the event the Company has proposed to take any of the actions included in subparagraphs (b), (c), (d) or (e) above but any (or all) of the Equity Investors shall have refused or failed to provide such required consent or approval with respect to such action, then, subject to clause 4.7(e), the Company shall be entitled to elect to exchange all of the non-approving Equity Investor's or Equity Investors' Interests for subordinated debt of the Company with a maturity of no more than 2 years from the date of issuance, with a principal amount equal to the fair market value of the Interests being exchanged as of the date of such exchange (as such fair market value shall be reasonably agreed between the Equity Investor or Equity Investors and the Company) and with terms and conditions to be reasonably agreed between the Equity Investor or Equity Investors entitled to such subordinated debt and the Company and, in the event that the Company shall make such election and the Company and such non-approving Equity Investor or Equity Investors shall have reasonably agreed upon the terms of such subordinated debt, then (x) the Company shall be entitled to take such proposed action, notwithstanding that the consent or approval of such non-approving Equity Investor or Equity Investors shall not have been obtained, (y) from and after such exchange, such non-approving Equity Investor or Equity Investors shall not be a Member and (z) neither the Company nor any of the remaining Members shall be deemed to have breached this clause
4.12 with respect to such action or shall have any liability to such non-approving Equity Investor or Equity Investors with regard to such action and
(ii) upon notice to the Company, any Regulated Member with a Regulatory Problem may disclaim the benefit of any of the provisions of this clause 4.12 for such period as it shall specify.

Member Action

5.1 In the event that any matter is required to be submitted to the Members for their approval under the Delaware Act and subject always to the provisions of clauses 4.1, 4.7 and 4.12:

(a) The H Members shall be entitled to 70% of the votes, (such percentage to be reduced, but not below the H Member's Equity Proportion, by the aggregate percentage of votes exercisable with respect to converted voting Interests under clause (x) of this sentence), the ICI Members shall be entitled to 30% of the votes and none of the BTCP Member, the CEA Member or the GSG Member shall be entitled to any votes; provided that, (x) to the extent that any of the BTCP Member, the CEA member or the GSG Member converts any non-voting Interest into a voting Interest as contemplated by this Agreement, any Member holding such converted voting Interests shall be entitled to a percentage of votes equal to the proportion of such converted voting Interests held by such Member to all outstanding Interests (whether voting or non-voting) and (y) if the Members' respective Equity Proportions change from the date of this Agreement, the H Members and the ICI Members shall have the number of votes equal to the Equity Proportions of the H Members and the ICI Members, respectively, as of the date of such vote; provided further, however, that in determining the respective Equity Proportions of the H Member and the ICI Member from time to time for purposes of this sentence, the H Member's Equity Proportion shall be deemed to be equal to the sum of the H Member's Equity Proportion (without regard to this proviso), the BTCP Member's Equity Proportion, the CEA Member's Equity Proportion and the GSG Member's Equity Proportion, in each case without regard to any converted voting Interest as to which a vote is exerciseable under clause (x) of this sentence, from time to time. Without prejudice to the validity of any such action, prompt notice of any Member action shall be delivered to each of the Equity Investors.

(b) The Members may vote, approve a matter or take any action by the vote of the Members at a meeting, in person or by proxy, or without a meeting by written consent. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if Members holding Interests sufficient to approve the action pursuant to this Agreement consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Members. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each of those Members who shall not have consented in writing. Without prejudice to the validity of any such action, prompt notice of any action or written consent shall be delivered to each of the Equity Investors.

(c) Members may participate in a meeting of the Members by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such equipment shall constitute presence in person at such meeting.

(d) For any meeting of Members, the presence in person or by proxy of Members having the right to cast more than 50% of the votes at the meeting constitutes a quorum for the transaction of business.

(e) Except as otherwise provided in the Delaware Act and subject to clause 4.1, the affirmative vote of Members having the right to cast more than 50% of the votes at the meeting is required to approve an action requiring the Members' approval.

Deadlock

5.2 If a deadlock arises because the Managers fail to agree on any of the Reserved Board Matters, the matter shall be referred to the respective Chairmen of H and ICI with a view to it being resolved as early as possible in the best interests of the Associate Group. In the case of a failure to agree an updated Business Plan or annual Budget for the purposes of clause 4.7(a), the Associate

Group shall, until agreement is reached, continue its activities in accordance with the then current Business Plan or, if none, the Business Projections.

Financial matters

Accounting Principles

6.1 The Company shall adopt accounting principles in relation to its financial statements in accordance with US GAAP (the Accounting Principles).

Auditors

6.2 The Company's auditors shall be nominated by the Board from time to time and shall initially be Deloitte & Touche.

Financial Year

6.3 The Company's Financial Year shall be from 1 January to 31 December, unless the Board determines otherwise.

Dividend Policy

6.4(a) The Managers shall, unless they agree otherwise in relation to any Financial Year and subject always to the terms of the Financing Agreements, take all steps to ensure that in respect of each Financial Year the Associate Group distributes to the Members at least two-thirds of the consolidated profit available for distribution in accordance with applicable law for that Financial Year (but subject to retaining such profit as shall be required for working capital and/or other ongoing funding requirements of the Associate Group established by the Board).

(b) As soon as reasonably practicable after the end of each calendar quarter, the Tax Matters Member shall determine the Tax Allowance Amount for every Member in respect of such quarter. Upon such determination, the Tax Matters Member shall cause each Member's Tax Allowance Amount to be distributed to such Member to the extent of the Company's Available Net Cash Flow, provided such a distribution is permitted by the Financing Agreements and all other lending agreements to which the Company is then a party. Tax Allowance Amounts in respect of any calendar quarter must be paid either to all Members or to no Members, and all such distributions shall have priority over any distributions pursuant to subsection (c) below.

(c) Any funds distributed to the Members shall be distributed in accordance with their respective Equity Proportions. Any such distributions shall be made only to the extent approved by the Board and permitted by the Financing Agreements and all other financing arrangements and applicable law. To the extent that the Board approves any distribution that consists of a consideration of a type or in a form other than cash, the types and forms of such consideration shall be allocated in an equitable manner among the Members entitled thereto, in the proportions and amounts provided for herein, such that each Member shall, except for immaterial variances, receive the same type or form of consideration, provided, however, if any Regulated Member shall reasonably determine that the receipt of any non-cash consideration by such Regulated Member distributed pursuant to this clause 6.4(c) is likely to cause a Regulatory Problem for such Regulated Member, then such Regulated Member shall be entitled to receive other consideration (including cash) which would not cause a Regulatory Problem in lieu of such consideration equal to such Regulated Member's allocable share of the fair market value of such consideration. The Company shall not make any distribution to the Members if, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of Company's assets, except that the fair value of Company Property that is subject to a liability for which recourse of creditors is limited shall be included in the Company assets only to the extent that the fair value of that Company Property exceeds that liability.

Tax Returns and Information

6.5 The Company shall prepare or cause there to be prepared all federal, state and local income and other tax returns that the Company is required to file. The Company shall consult with each Member from time to time as each Member may reasonably request regarding the preparation of such returns, and shall in any event provide a copy of each such return to the Members not less than 10 days prior to the filing thereof. By 15 July of the calendar year immediately following the end of each calendar year, the Company shall send or deliver to each person or entity that was a Member at any time during such year such tax information as shall be reasonably necessary for the preparation by such person or entity of its U.S. federal income tax return and state income and other tax returns.

Information and reporting

Inspection and Information

7.1 Each Member may, upon giving reasonable notice and during normal business hours, examine the separate books, records and accounts to be kept by the Company and each Associate Group Member. Subject to clause 8, each Member shall be entitled to receive and retain all such information as shall be disclosed to, or acquired by, the H Managers (in the case of H), the ICI Managers (in the case of ICI), in the course of their positions as Managers of the Company and each Equity Investor pursuant to the terms of this Agreement.

Accounts, Business Plan and Budgets

7.2 Without prejudice to the generality of clause 7.1, the Company shall supply each Member with copies of:

(a) the Associate Group's audited annual consolidated accounts and the audited annual accounts for the Company and each Associate Group Member which is required by applicable law to prepare audited accounts;

(b) a Business Plan and itemised revenue and capital Budgets for each Financial Year covering each principal division of the Associate Group;

(c) monthly management accounts of each principal division of the Associate Group; and

(d) any financial information required to be disclosed to holders of debt under the Financing Agreements.

Confidentiality

Confidentiality obligation

8.1 Each Member (and, in the case of (c) below, the Company) shall use (and shall ensure that each of its Affiliates shall use) all reasonable endeavours to keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential):

(a) all technical information, formulae, designs, specifications, drawings, data, manuals, instructions and other know-how relating to the products and technical processes of the Associate Group;

(b) any information which it may have or acquire before or after the date of this Agreement in relation to the customers, business, assets or affairs of

     (if the Member is ICI, BTCP, CEA or GSG) any H Group Member or of (if the Member is H, BTCP, CEA or GSG) any ICI Group Member resulting from:

         (i) negotiating this Agreement, the Contribution Agreement or the Subscription Agreement or any other agreement referred to in or entered into pursuant to this Agreement or the Contribution Agreement or the Subscription Agreement;

         (ii)  being a Member in the Company;

         (iii) having appointees on the Board; or

         (iv) exercising its rights or performing its obligations under this Agreement; or

(c) any information which the Company may have or acquire before or after the date of this Agreement in relation to the customers, business, assets or affairs of any H Group Member or any ICI Group Member resulting from the exercise of its rights or performance of its obligations under this Agreement, the Contribution Agreement or the Subscription Agreement or any other agreement referred to in or entered into pursuant to this Agreement or the Contribution Agreement or the Subscription Agreement; or

(d) any information which relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement); or

(e) with respect to each of the BTCP Group, the CEA Group and the GSG Group, any information relating to the customers, business, assets or affairs of the Associate Group.

Each Member (and, in the case of subpart (c), the Company) shall not (and shall cause its Affiliates not to) use for its own business purposes or disclose to any third party any such information (collectively, Confidential Information) without the consent of all the other Members. In performing its obligations under this clause 8, each Member and the Company shall (and shall cause its Affiliates to) apply no lesser confidentiality standards and procedures than it applies generally in relation to its own confidential information.

Exceptions from confidentiality obligation

8.2 The obligation not to disclose Confidential Information to any third party under clause 8.1 does not apply to:

(a) the disclosure (subject to clause 8.3) on a `need to know' basis to a company which is another H Group Member or ICI Group Member (as the case may be) where the disclosure is for a purpose reasonably incidental to this Agreement;

(b) information which is independently developed by the relevant Member or acquired from a third party to the extent that it is acquired with the right to disclose the same;

(c) the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation, any binding judgment, order or requirement of any court or other competent authority (subject to the obligation to consult with the other Member in advance and to take account of its reasonable requirements) or to any regulatory authority;

(d) disclosure of information to the extent required under the terms of any of the Financing Agreements;

(e) the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Member concerned or any member of its Group;

(f) the extent that disclosure of information is permitted by the Environmental Covenant;

(g) the disclosure (subject to clause 8.3) in confidence to a Member's professional advisers of information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement, the Contribution Agreement or the Subscription Agreement;

(h) information which becomes within the public domain (otherwise than as a result of a breach of this clause 8); and

(i) disclosure, subject to obligations of confidentiality, of information reasonably required in connection with negotiations with a prospective bona fide Third Party Purchaser for the purposes of clause 11 and/or paragraph 5 of Schedule 2.

Employees, agents and advisers

8.3 Each Member shall inform (and shall ensure that any Subsidiary shall inform) any officer, employee or agent or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or any other person to whom it provides Confidential Information, that such information is confidential and shall instruct them:

(a)  to keep it confidential; and

(b) not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement).

The disclosing Member is responsible for any breach of this clause 8 by the person to whom the Confidential Information is disclosed.

Return of Confidential Information

8.4 If the Company dissolves and terminates, any Member may by notice to any other Member require the other to destroy or return the first Member's Confidential Information. In addition, if at any time any Member shall cease directly or indirectly to be a Member, the other Member may, by notice to the first Member, require the first Member to destroy or return the other Member's Confidential Information. If so, the first Member shall (and shall ensure that its Affiliates and its officers and employees and those of its Affiliates shall):

(a) destroy or return all documents containing Confidential Information which have been provided by or on behalf of the Member demanding the return of Confidential Information; and

(b) destroy or return any copies of such documents and any document or other record (including in electronic form) reproducing, containing or made from or with reference to the Confidential Information

(save, in each case, for a record of any submission to or filings with governmental, tax or regulatory authorities or papers required for a Member's board or other corporate records). The first Member shall return or destroy the Confidential Information as soon as practicable after receiving notice and, in the case of destruction, shall provide a certificate of an officer of that Member confirming that destruction.

Survival after termination

8.5 The provisions of this clause 8 shall survive the dissolution and termination of the Company and any transfer of a Member's Interest. If any of the ICI Group, the H Group, the BTCP Group, the CEA Group or the GSG Group shall cease to be a Member following a disposal of Interests pursuant to this Agreement, then:

(a) the term Confidential Information for the purposes of this clause shall extend to and include all information held by members of the ICI Group, the H Group, the BTCP Group, the CEA Group or the GSG Group (as
        the case may be) relating to the customers, business, assets or affairs of the Associate Group and the confidentiality obligations set out in clause 8.1 shall (subject as provided in clause 8.2) thereafter apply to each member of the ICI Group, the H Group, the BTCP Group, the CEA Group or the GSG Group ceasing to be a Member (as the case may be) as if it were a Member; and

(b) the provisions of clause 8.4 relating to return or destruction of Confidential Information shall similarly apply to such extended definition of Confidential Information as if it were Confidential Information of the remaining Member.

Claims by Company

9.1(a) If any Associate Group Member has or may have any claim against a Member or a member of a Member's Group arising out of any agreement other than this Agreement entered into between that Associate Group Member and the relevant Member or any member of that Member's Group (including but not limited to any claim for financial adjustment following the finalisation of the Closing Statement under the terms of the Contribution Agreement), that Member will ensure that:

          (i) its nominated Managers shall not do anything to prevent or hinder the Associate Group asserting or enforcing the claim;

          (ii) all decisions and actions regarding such claim are able to be taken by the Managers nominated by the party wishing to assert or enforce the claim;

          (iii) at the request of the H Member or the ICI Member wishing to assert or enforce the claim, such Member is able to assume sole conduct of such claim and all actions, proceedings and matters relating thereto.

(b) The Member asserting or enforcing any such claim shall diligently pursue such claim to the extent such Member reasonably believes that pursuit is in the best interests of the Company and shall not take any actions with respect to such claim which such Member does not reasonably believe are in the best interests of the Company.

(c) This clause 9.1 is without prejudice to any right of the other Member(s) itself (or member of its Group) to dispute the claim.

9.2 In the event that the Company or any member or the Associate Group incurs any losses with respect to any matter for which the Company or any such member or the Associate Group is entitled to indemnification as assignee of H under the Purchase and Sale Agreement in relation to the PO/MTBE Business (the PO/MTBE Agreement), dated as of 21 March 1997, between H, Texaco Inc. and Texaco Chemical Inc., the Company shall, or shall procure that any such member of the Associate Group shall, pursue with all reasonable diligence such indemnification from Texaco Inc. for such losses and shall keep the Members regularly informed as to the status of any such indemnification claims.

9.3 The Company shall (i) obtain and maintain appropriate insurance, consistent with industry standards (and shall use all reasonable endeavours to obtain and maintain insurance in respect of risks, and at levels of cover equivalent to the insurance maintained by the PO/MTBE Business prior to Closing of the Contribution Agreement), for the business, assets and risks of the Associate Group and (ii) pursue with all reasonable diligence recovery under such insurance for losses incurred by the Company (or other members of the Associate Group) that are covered under such insurance and shall keep the Members regularly informed as to the status of any such insurance claims.

Put/call option

10.1 Schedule 2 shall apply in relation to the terms of an option (L's Put Option) giving ICI the right to require H to buy, and an option (H's Call Option) giving H the right to buy, L's Interest.

10.2 Each of the BTCP Group, the CEA Group and the GSG Group shall provide all information concerning itself (and confirmation of the accuracy of such information) reasonably requested in connection with any public offering or private sale contemplated by clause 7.2 of Schedule 2 hereto and each of the BTCP Group, the CEA Group and the GSG Group shall refrain from knowingly taking any action that would be reasonably expected to interfere with any such offering or sale.

10.3 The ICI Group shall provide all information concerning itself (and confirmation of the accuracy of such information) reasonably requested in connection with any public offering or private sale contemplated by Article 2.8 of the Members Agreement and the ICI Group shall refrain from knowingly taking any action that would be reasonably expected to interfere with any such offering or sale.

10.4 In the event that the ICI Member initiates any public offering contemplated by clause 7.2 of Schedule 2 hereto and, at the same time, one or more Equity Investors exercises any registration rights pursuant to the Members Agreement (as in effect on the date hereof), to the extent that the ICI Member and the relevant Equity Investor(s) are, as a result of making the public offerings simultaneously, unable to dispose of the entirety of the Interests that are the subject of the public offerings, the number of Interests that ICI and each of the relevant Equity Investors shall be entitled to sell shall be the number resulting from the following calculation:

                                   a
                                   - x c
                                   b

where:

a = the number of Interests which it wishes to sell (for the avoidance of doubt in the case of ICI this includes any H Interests to be sold pursuant to Schedule 2);

b = the aggregate number of Interests which ICI and each of the relevant Equity Investors wish to sell; and

c = the aggregate number of Interests that are capable of being sold at such time.

Transfer of Interests

General

11.1 References in this clause 11 to a Member's "Interests" means (i) any holding of an Interest by that Member (or any member of its Group) and (ii) any holding of shares, interests or equity warrants by that Member (or any member of its Group) in any other member of the Associate Group (save that this shall not include any Class A Shares held by a member of the ICI Group in Tioxide Group Limited.

Restriction on transfer

11.2 Except as permitted by this clause 11, no Member shall or shall permit any of its Affiliates to, directly or indirectly,

(a)   transfer any Interests;

(b) grant, declare, create or dispose of any right or interest in any Interests; or

(c) create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over any Interests;

provided, however, that notwithstanding anything in this Agreement to the contrary, (x) each of the BTCP Member, the CEA Member and the GSG Member shall be entitled, at any time, to transfer any or all of its Interests to any H Group Member, (y) each of the H Member and the ICI Member may (and may permit any of its Affiliates to) take any such prohibited action with the prior written consent of the ICI Member or the H Member (as the case may be) subject to the terms of clauses 11.12, 11.13 and 11.13A and (z) each of the BTCP Member, the CEA Member and the GSG Member may (and may permit any of its Affiliates to) take any such prohibited action with the prior written consent of both the H Member and the ICI Member.

For the avoidance of doubt, this clause 11 shall not apply to or prevent any Member or any of its Affiliates issuing equity interests in such Member or its Affiliates to non-Affiliates subject always to clause 11.10. Further and for the avoidance of doubt, (notwithstanding clause 11.10), this clause 11 shall not apply to or prevent (i) any pledge of securities or other assets (but excluding any Interests or Units) of any Member to Financial Institutions (as defined in the Contribution Agreement) in connection with bona fide financing transactions or (ii) any transfer of such securities or other assets following any foreclosure or similar action with respect to such securities or other assets.

Initial period

11.3 For the purposes of this Agreement, the term Initial Period shall mean the period from the date of this Agreement until satisfaction or expiry of all obligations relating to L's Put Option or H's Call Option (as the case may be) under Schedule 2;

Permitted Transfers

11.4(a)   Except for (i) transfers for which consent is given under clause 11.2 or for intra-Group transfers permitted under clause 11.10, (ii) transfers pursuant to clause 11.4(b) below (iii) partial transfers to the extent permitted under clause 11.12 or 11.13A and (iv) transfers by the ICI Member under clause 11.4(c), no Member shall or shall permit any of its Affiliates directly or indirectly to transfer Interests unless it and/or its Affiliates (such Member and its Affiliates being the Seller) transfer all (and not some only) of the Interests held by them (the Seller's Interests).

(b) Notwithstanding anything to the contrary contained in this clause 11, each BTCP Member, CEA Member and GSG Member shall be permitted to transfer any or all of its Interest (i) to any H Group Member, (ii) pursuant to clauses 11.10, 11.12, 11.13, 11.13A, 11.14 and

      11.15 hereof and (iii) to the extent permitted under the Members'
      Agreement.

(c)       (i)  In the event that, at any time prior to the expiration of the
               Initial Period, the Company registers the Interests of any Equity Investor under the Securities Act of 1933, as amended (the Securities Act) pursuant to Section 2.8(b)(i) of the Members Agreement in connection with any exercise of the Second Investor Put Option (as defined in the Members Agreement), then, subject to clause (c)(ii) and (iii) below, at any time prior to the expiration of the Initial Period (and not after the expiration of the Initial Period) the ICI Member shall be permitted, subject to applicable laws, to sell any ICI Interests in the public market pursuant to a non-directed broker transaction, provided that, upon receipt of thirty days prior written notice from the relevant Equity Investor, the ICI Member shall refrain from selling any ICI Interests in the public market pursuant to a non-directed broker transaction for a period of ninety consecutive days in any twelve month period and provided also that no such transfer shall be to any Person who, immediately following such transfer, would, together with its Affiliates, own in the aggregate more than 10% of the outstanding Interests.

          (ii) Subject to clause (c) (iii) below, at least 15 Business Days before it transfers any ICI Interests pursuant to clause (c)(i) above, the ICI Member shall provide the H Member with written notice of the ICI Member's intent to sell such Interests, which notice shall include the number of Interests intended to be sold, the price at which the ICI Member is willing to sell such Interests and the anticipated date of sale. The H Member shall have the right to purchase such ICI Interests at the price set forth in such notice by providing written notice of the H Member's election at any time during the 15 Business Days following its receipt of the ICI Member's notice (the H Option Period). Such sale and purchase shall be consummated in accordance with clause 11.9. If the H Member does not notify the ICI Member of its election to purchase such Interests during the H Option Period, the ICI Member shall be entitled to sell such Interests pursuant to clause (c)(i) above at a sales price which is greater than or equal to the price set forth within 120 days of the end of the H Option Period. Any sale by the ICI Member pursuant to this clause 11.4(c)(ii) shall not be subject to the requirements set forth in clauses 11.12, 11.13 or 11.13A.

          (iii) For the avoidance of doubt, nothing in this sub-clause (c) shall limit or delay the exercise of the rights of ICI described in paragraph 7.2 of Schedule 2 to this Agreement.

Transfer Notice

11.5 After the end of the Initial Period the H Member and its Affiliates or the ICI Member and its Affiliates may transfer its Seller's Interests to a third party, provided that:

(a) if any Seller receives a bona fide third party offer to acquire all of the Seller's Interests, which offer such Seller wishes to accept, then before the Seller makes any transfer of the Seller's Interests, other than a transfer permitted under clause 11.10, the Seller shall first give the Continuing Member notice (a First Refusal Transfer Notice) of the proposed transfer together with details of the proposed third party purchaser (a Third Party Purchaser), the purchase price and other material terms which the Seller and the Third Party Purchaser have agreed and a certificate that there are no collateral agreements which make the arrangement more favourable to the Third Party Purchaser. A First Refusal Transfer Notice is irrevocable.

(b) in the event that the Seller shall desire to transfer all of the Seller's Interests, other than a transfer permitted under clause 11.10, it shall first offer such Seller's Interests for acquisition by the Continuing Member by promptly notifying the Continuing Member in writing of such offer (the First Offer Transfer Notice), setting forth the terms and conditions of transfer and the price or method of determining such price (the First Offer Price). A First Offer Transfer Notice is irrevocable.

Right of Continuing Member to purchase

11.6(a) On receipt of the Transfer Notice, the Continuing Member shall have the right to buy all (but not some only) of the Seller's Interests at the price proposed to be paid by the Third Party Purchaser, in the case of a First Refusal Transfer Notice, or at the First Offer Price in the case of a First Offer Transfer Notice, by giving notice to the Seller within thirty (30) days of receiving the Transfer Notice (the Acceptance Period). The obligations of the Seller and the Continuing Member to complete the purchase are subject to the provisions of clause 11.7.

(b) Notwithstanding anything herein to the contrary, if the Seller with respect to a Transfer Notice is BTCP, CEA, or GSG or any of their respective Affiliates, the ICI Member shall not have a right to purchase the Seller's Interests pursuant to this clause 11.6 if the H Member elects to exercise the purchase rights granted under this clause 11.6.

Obligation to complete

11.7 The Continuing Member shall be bound (subject only to any necessary approvals of its shareholders in general meeting and any regulatory approvals) to buy the Seller's Interests on giving the Seller notice that it is exercising its rights under clause 11.6. In such event, completion of the sale and purchase of the Seller's Interests shall take place within sixty (60) days of the giving of the notice of acceptance or, if later, the obtaining of all regulatory approvals and any shareholder approval (unless such approvals have not been obtained within ninety (90) days of the giving of the notice, in which case the Continuing Member's rights shall lapse).

Seller's right to sell to Third Party Purchaser

11.8(a)   In the case of a First Refusal Transfer Notice, if the Continuing
      Member does not exercise its rights to buy under clause 11.6 or if completion does not occur as required by 11.7 (other than as a result of any breach of this clause 11 by the Seller), the Seller may (subject to clause 11.9 below) transfer the Seller's Interests on a bona fide arm's length sale to the Third Party Purchaser at a price not less than the purchase price specified in the First Refusal Transfer Notice and on terms, including, without limitation, the absence of collateral arrangements, no more favourable to the Third Party Purchaser than those set out in the First Refusal Transfer Notice provided that the transfer is completed within one-hundred and eighty (180) days after the date of the First Refusal Transfer Notice.

(b) In the case of a First Offer Transfer Notice, if the Continuing Member does not exercise its rights to buy under clause 11.6 or if completion does not occur as required by clause 11.7 (other than as a result of any breach of this clause 11 by the Seller), the Seller shall be free to secure a bona fide offer for all of the Seller's Interests from a third party and transfer the Seller's Interests on a bona fide arm's length sale to such Third Party Purchaser at a price not less than the First Offer Price contained in the First Offer Transfer Notice and on terms, including, without limitation, the absence of collateral arrangements, no more favourable to the third party purchaser than those set out in the First Offer Transfer Notice, provided that the transfer is completed within one hundred and eighty (180) days after the date of the First Offer Transfer Notice.

Sale terms

11.9 The sale of any Seller's Interests to the Continuing Member or the Third Party Purchaser shall be on the following terms:

(a) the Seller's Interests will be sold free from all liens, charges and encumbrances and third party rights and together with all rights of any nature attaching to them including all rights to any dividends or other distributions or returns of capital declared, paid or made after the date of the Transfer Notice;

(b) if the buyer is a Third Party Purchaser, it shall take an assignment of, or make available finance on the same terms in place of, any loans, loan capital, borrowings and indebtedness in the nature of borrowing (but excluding, for the avoidance of doubt, any debts incurred in the ordinary course of trade which are at the relevant time outstanding on inter-company accounts) owing at that time from any Associate Group Member to the Seller or any member of its Group;

(c) the Seller shall deliver to the Continuing Member/Third Party Purchaser duly executed transfer(s) in favour of the Continuing Member/Third Party Purchaser, or as it may direct, together with the appropriate Certificate(s) in respect of the Seller's Interests, a certified copy of any authority under which such transfer(s) is/are executed and a power of attorney in favour of a person nominated by the Continuing Member/Third Party Purchaser so as to enable the Continuing Member/Third Party Purchaser to exercise all rights of ownership in relation to the Seller's Interests including, without limitation, voting rights;

(d) against delivery of the transfer(s), the Continuing Member/Third Party Purchaser shall pay the total consideration for the Seller's Interests to the Seller;

(e) the Members shall ensure (insofar as they are able) that the relevant transfer or transfers are registered in the name of the Continuing Member/Third Party Purchaser or as it may direct;

(f) the Seller shall do all such other things and execute all other documents (including any deed) as the Continuing Member/Third Party Purchaser may reasonably request to give effect to the sale and purchase of the Seller's Interests;

(g) if the buyer is a Third Party Purchaser, it shall enter into an agreement with the Continuing Member to be bound (in terms reasonably satisfactory to the Continuing Member) by provisions corresponding to the Seller's obligations under this Agreement.

In the event of a sale, transfer or other disposition of Interests in accordance with the terms of this clause 11, whether to a Third Party Purchaser, another Member or within a Group or to the Continuing Member (and the admission of a transferee as a Member in accordance with clause 11.11), the person or entity acquiring such Interests shall have the right to exercise all rights and powers of the Seller from which it acquired the Interests.

Intra-Group transfers

11.10 Subject to clause 11.11, a Member may at any time transfer any of the Interests held by it to any member of the H Group, in the case of any member of the H Group, to any member of the ICI Group, in the case of any member of the ICI Group, to any member of the BTCP Group, in the case of any member of the BTCP Group, to any member of the CEA Group, in the case of any member of the CEA Group, or to any member of the GSG Group, in the case of any member of the GSG Group, provided that:

(a) if an undertaking is a Member by virtue of the fact that another Member (the Base Member) has transferred part (but not all) of the Interests owned by such Base Member to such undertaking pursuant to the preceding sentence, but as a result of a proposed transaction such undertaking will no longer be an Affiliate of such Base Member; or

(b) if as a result of a proposed transaction a Member would cease to be a member of the H Group, the ICI Group, the BTCP Group, the CEA Group or the GSG Group (as the case may be)

then any Interests beneficially owned by such undertaking must be transferred to a member of the H Group, the ICI Group, the BTCP Group, the CEA Group or the GSG Group (as the case may be) prior to such undertaking's loss of Affiliate status in respect of the Base Member or ceasing to be a member of the H Group, ICI Group, the BTCP Group, the CEA Group or the GSG Group (as the case may be), provided that if such transfer does not occur prior to such loss of status or ceasing to be such a member, the transaction which results in such undertaking losing such status or ceasing to be such a member shall be deemed a transfer which is subject to all of the restrictions in this clause 11.

Admission of Transferee as Member

11.11 The Company shall not recognise for any purpose any purported transfer of all or part of an Interest in violation of this Agreement. In addition, the Company shall not recognise for any purpose any purported transfer of all or part of an Interest otherwise permitted by this clause 11 unless and until the Company shall have received:

(a) the fully executed and acknowledged written instrument of assignment in respect of such transfer which sets forth a statement of the intention of the Member effecting the transfer that the transferee become a Member in its place;

(b) an adoption agreement in the form of Exhibit A attached hereto, executed by both the Company and the transferee of such Interest;

(c) if required by the Board, an opinion of independent counsel to the Company that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, and that such transfer would not cause the Company to be treated as an association taxable as a corporation for federal income tax purposes; and

(d) reimbursement from the Member effecting the transfer or the transferee for any costs of the transfer incurred by the Company.

Each transfer and, if applicable, admission complying with the provisions of this clause 11.11 is effective as of the first day of the calendar month immediately succeeding the month in which the Company receives the notification of transfer and the other requirements of this clause 11.11 have been met, at which time the Person to whom such transfer has been made shall be afforded all the rights of and shall be designated as a Member for all purposes hereof. Any Member that transfers its entire Interest in the Company pursuant to the terms hereof shall be deemed to have retired and to have ceased to be a Member as of the effective date of such transfer. In the event that the BTCP Member, the CEA Member or the GSG Member shall transfer all of its Interests to an un-Affiliated third party in accordance with clause 11 and provided that it shall have complied with this clause 11.11, such un-Affiliated third party shall have all rights provided under this Agreement to the transferring Member and all references to such transferring Member herein shall be deemed to be references to such third party transferee.

Initial Period Tag-along

11.12 During the Initial Period, where a sale or transfer to a Third Party Purchaser is approved under subpart (y) of the proviso to clause 11.2, the Seller shall give a Transfer Notice corresponding to that applicable under clause 11.5(a) which shall include an offer to each BTCP Member, each CEA Member and each GSG Member (where the Seller is an ICI Member) or each BTCP Member, each CEA Member, each GSG Member and each ICI Member

(in the case where the Seller is a H Member) from the Third Party Purchaser to buy all the Interests held by such Members on the same terms (including price per Unit) as are set out in the Transfer Notice, The offer shall be expressed to be irrevocable, and open for acceptance by such Member during an Acceptance Period equivalent to that under clause 11.6(a).

(a) Each other Member, by written notice to the Seller delivered within 10 days after the date of such Transfer Notice, shall be entitled to require the Seller to include in the proposed sale to the Third Party Purchaser in the same transaction all of its Interests (or, if the Seller is selling less than all of its Interests or the prospective transferee is not willing to purchase all of the Interests proposed to be sold by the Seller and the other Members exercising their rights pursuant to this clause 11.12, then the Seller and the other Members participating in such sale shall each be entitled to sell their pro rata portion of the total number of Units to be purchased by the proposed transferee computed on the basis of the number of Units proposed to be sold by the Seller and such other Members, as the case may be), on the same terms and conditions set forth in the Transfer Notice, provided that each other Member participating in such sale shall only be required to give representations and warranties to the Third Party Purchaser concerning its ownership of such Interests and its authority to transfer such Interests, the indemnity obligation, if any, of each other Member participating in such sale shall be limited to the lesser of its pro rata share of any indemnity payment to be made to the Third Party Purchaser and the proceeds it receives from the sale of its interests, and neither the Seller nor any other Member participating in such sale shall receive any compensation or other consideration in connection with such sale unless such other compensation or consideration is shared pro rata with each Member participating in such sale. The Seller shall not be permitted to sell its Interests unless it obtains the agreement of the prospective transferee(s) to the participation of the other Members in any contemplated transfer.

(b) Following its compliance with the foregoing, the Seller and other Members who have elected to participate in the contemplated transfer may, within 120 days after the expiration of the 10-day period referenced above, transfer all of the Units specified in the Transfer Notice to the transferee(s) specified in the Transfer Notice at a price not less than the price per Unit specified in the Transfer Notice and on other terms no less favourable to the transferors in any material respect than the terms specified in Transfer Notice.

(c) The Seller shall, subject to the Members participating in such sale giving confidentiality undertakings reasonably acceptable to the Seller, use its best efforts to give the Members participating in such sale reasonable access to all documents and information in the Seller's possession or under in custody and control to the extent that they:

      (i) relate to the intended transfer of the Seller's Interests to the Third Party Purchaser; and

      (ii) are required by the Member participating in such sale (acting reasonably) in connection with negotiations and discussion with the Third Party Purchaser.

The provisions of this clause 11.12 shall not apply to any transfer made in accordance with Schedule 2 hereof.

Post-Initial Period Tag-along (1)

11.13 After the Initial Period, the Seller (subject to clause 11.13A where the Seller is an H Member) shall use all reasonable endeavours (but without involving any financial obligation on its part) to ensure that the Transfer Notice which it gives under clause 11.5(a) is accompanied by an offer to the Continuing Member(s) from the Third Party Purchaser to buy all the Interests held by the Continuing Members on the same terms (including price per Unit) as are set out in the Transfer Notice. The offer shall be expressed to be irrevocable, and open for acceptance by the Continuing Members during the Acceptance Period. If the Transfer Notice is not accompanied by such an offer:

(a) the Acceptance Period for the purposes of clause 11.6 shall, notwithstanding the terms of clause 11.6, be extended to a period of ninety (90) days from the date of receipt of the Transfer Notice;

(b) the Seller shall use all reasonable endeavours during the extended Acceptance Period (but without involving any financial obligation on its part) to ensure that:

      (i) the Third Party Purchaser makes an offer to the Continuing Member in the terms of this clause; and

      (ii) the Continuing Members may participate fully at their own expense in all negotiations and discussions relating to the offer between the Seller and the Third Party Purchaser or their respective agents;

(c) the Seller shall, subject to the Continuing Members giving confidentiality undertakings, use its reasonable endeavours to give the Continuing Members reasonable access to all documents and information in the Seller's possession or under its custody and control to the extent that they:

      (i) relate to the intended transfer of the Seller's Interests to the Third Party Purchaser; and

      (ii) are required by the Continuing Members (acting reasonably) in connection with negotiations and discussions with the Third Party Purchaser.

In the case of a proposed sale by the Seller to a Third Party Purchaser pursuant to clause 11.8(b), the Seller shall use all reasonable endeavours (on a basis corresponding to that set out in the preceding provisions of this clause 11.12) to ensure that the Third Party Purchaser shall offer to buy the Interests held by the Continuing Members on the same terms (including price per Unit) as are applicable to the Seller's Interests being sold by the Seller.

Post-Initial Period Tag-along (2)

11.13A After the Initial Period, in the case where the Seller is an H Member, the Seller shall include in the Transfer Notice which it gives under clause 11.5(a) an offer to each BTCP Member, each CEA Member and each GSG Member from the Third Party Purchaser to buy all the Interests held by such Members on the same terms (including price per Unit) as are set out in the Transfer Notice. The offer shall be expressed to be irrevocable, and open for acceptance by such Member during the Acceptance Period.

(a) Each of the BTCP Member, the CEA Member and the GSG Member, by written notice to the Seller delivered within 10 days after the date of such Transfer Notice, shall be entitled to require the Seller to include in the proposed sale to the Third Party Purchaser in the same transaction all of its Interests (or if the Seller is selling less than all of its Interests or the prospective transferee is not willing to purchase all of the Interests proposed to be sold by the Seller and such other Members exercising their rights pursuant to this clause 11.13A, then the Seller and such other Members participating in such sale shall each be entitled to sell their pro rata portion of the total number of Units to be purchased by the proposed transferee computed on the basis of the number of Units proposed to be sold by the Seller and such other Members, as the case may be), on the same terms and conditions set forth in the Transfer Notice, provided, that each such other Member participating in such sale shall only be required to give representations and warranties to the Third Party Purchaser concerning its ownership of such Interests and its authority to transfer such Interests, the indemnity obligation, if any, of each such other Member participating in such sale shall only be required to give representations and warranties to the Third Party Purchaser concerning its ownership of such Interests and its authority to transfer such Interests, the indemnity obligation, if any, of each such other Member participating in such sale shall be limited to the lesser of its pro rata share of any indemnity payment to be made to the Third Party Purchaser and the proceeds it receives from the sale of its interests and neither the Seller nor any such other Member participating in such sale shall receive any compensation or other consideration in connection with such sale unless such other compensation or consideration is shared pro rata with each Member participating in such sale. The Seller shall not be permitted to sell its Interests unless it obtains the agreement of the prospective transferee(s) to the participation of the other Members in any contemplated transfer.

(b) Following its compliance with the foregoing, the Seller and such other Members who have elected to participate in the contemplated transfer may, within 120 days after the expiration of the 10-day period reference above, transfer all of the Units specified in the Transfer Notice to the transferee(s) specified in the Transfer Notice at a price not less than the price per Unit specified in the Transfer Notice and on other terms no less favourable to the transferors in any material respect than the terms specified in the Transfer Notice.

(c) The Seller shall, subject to the Members participating in such sale giving confidentiality undertakings reasonably acceptable to the Seller use its best efforts to give the Members participating in such sale reasonable access to all documents and information in the Seller's possession or under in custody and control to the extent that they:

         (i) relate to the intended transfer of the Seller's Interests to the Third Party Purchaser; and

         (ii) are required by the Member participating in such sale (acting reasonably) in connection with negotiations and discussion with the Third Party Purchaser.

The provisions of this clause 11.13A shall not apply to any transfer made in accordance with Schedule 2 hereof.

Drag-along

11.14 Subject to any rights of the ICI Member under clause 11.2 and clause 11.5, in the event that H elects to transfer or cause the transfer of all of the Interests held by the H Group to an un-Affiliated third party (a Drag-Along Transfer), H shall have the right but not the obligation (a Drag-Along Right) to require any or all of the ICI Member, the BTCP Member, the CEA Member and the GSG Member to transfer the Interests held by it to the Third Party Purchaser of the Interests held by the H Member at the same price per Interest and upon the same terms (including, without limitation, the same form or forms of consideration) and subject to the same conditions applicable to the acquisition by such Third Party Purchaser of Interests held by the H Member. For this purpose:

(a) If H desires to exercise its Drag-Along Right, it shall give written notice to the other Member or Members that H requires transfer all of their Interests (the Drag-Along Notice) of the proposed Drag-Along Transfer giving rise to the Drag-Along Right at least 30 days prior to the proposed consummation of such Drag-Along Transfer (the date of such notice being referred to as the Drag-Along Notice Date), setting forth (i) the name and address of the proposed Third Party Purchaser of the Interests, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by such purchaser (iii) the date and time of the proposed closing of the transfer of the Interests by the H Member and (iv) a certificate that there are no collateral agreements which make the arrangement more favourable to the H Group than to such other Members. Promptly after receipt of the Drag-Along Notice, each such Member shall, and shall cause each Affiliate of such Member owning Interests to, execute a sales agreement with the Third Party Purchaser of the Interests, which sales agreement shall contain usual and customary terms, provisions, representations and conditions, and each such Member and/or any Affiliate of such Member owning Interests shall be obligated to transfer, or cause the transfer of, the Interests held by such Member to the Third Party Purchaser on the terms set forth in the Drag-Along Notice.

(b) The closing of any transfer of Interests pursuant to this clause 11.14 shall take place on the date specified in the notice provided pursuant to clause 11.14(a) or such later date as H may specify. At such closing, the Third Party Purchaser shall remit to each such Member the consideration (including a certified check for the cash portion, if any, of such consideration) for the total sales price of the Interests sold by such Member and/or its Affiliates pursuant hereto, against delivery each such Member (and each Affiliate of such Member, as applicable) of certificates representing such Interests, duly endorsed or with duly executed stock powers and the compliance by each such Member (and Affiliate of such Member, as applicable) with any other terms and conditions to closing generally applicable to the H Member. Each such Member agrees that at the closing described in this clause 11.14(b), the Interests held by any such Member and/or Affiliate of such Member will be delivered to the third party purchaser free and clear of any and all liens charges and encumbrances and third party rights and together with all rights of any nature attaching to them including all rights to any dividends or other distributions or returns of capital declared, paid or made after the date of the Drag-Along Notice.

Regulatory Transfer

11.15(a) Notwithstanding any other provision of this Agreement to the contrary, in the event that any Regulated Member or any Affiliate thereof shall reasonably determine that if such Regulated Member or such Affiliate shall continue to hold some or all of the Interests or any other equity securities of the Company held by it, there is a likelihood that such ownership will result in a Regulatory Problem, such Regulated Member or such Affiliate shall convert any or all of its voting Interests to an Equivalent Non-Voting Security. In the event that after such conversion there is still a likelihood of there resulting in a Regulatory Problem for such Regulated Member, then such Regulated Member shall be entitled to provide the H Member and the ICI Member a First Offer Transfer Notice and to initiate the procedures contemplated by clauses 11.6, 11.7, 11.8(b) and 11.9 (in each case as modified hereby), provided that if no Continuing Member exercises its rights under clause 11.6, then such Regulated Member shall use its best efforts to sell, exchange or otherwise dispose of such Interests in a prompt and orderly a manner to a Permitted Purchaser (as defined below) in the time allotted under applicable law and, prior to complying with its obligations under the next sentence, such Regulated Member shall not be permitted to sell, exchange or otherwise dispose of its Interests to any Person who is not a Permitted Purchaser. If, after so using its best efforts, such Regulated Member cannot locate a willing buyer (at a price not less than the First Offer Price contained in the First Offer Transfer Notice and on terms, including, without limitation, the absence of collateral arrangements, no more favorable to the third party purchaser than those set out in the First Offer Transfer Notice) who is a Permitted Purchaser, then such Regulated Member shall provide the H Member and the ICI Member a new First Offer Transfer Notice, together with a notice that such Regulated Member has not located a Permitted Purchaser on such terms and, if no Continuing Member exercises its rights under clause 11.6 with respect to such subsequent First Offer Transfer Notice (subject to the procedures contemplated by clauses 11.6, 11.7, 11.8(b) and 11.9 (in each case as modified hereby)), such Regulated Member shall be entitled to sell, exchange or otherwise dispose of its Interests to a Person who is not a Permitted Purchaser. If such Regulated Member is unable to locate a purchaser at a price not less than the First Offer Price contained in the subsequent First Offer Transfer Notice and on terms, including, without limitation, the absence of collateral arrangements, no more favorable to the third party purchaser than those set out in the subsequent First Offer Transfer Notice, such Regulated Member shall be entitled to repeat the procedures set forth in the preceding sentence until such Regulated Member is able to sell, exchange or otherwise dispose of its Interests. For purposes of this clause

11.15, a Permitted Purchaser means any Person who is not (i) a competitor, customer or supplier of any Associate Group Member or (ii) an Affiliate of a competitor, customer or supplier of any Associate Group Member.

(b) In connection with clause 11.15(a), if requested by such Regulated Member, the Company shall cooperate with such Regulated Member or such Affiliate in (i) disposing of such securities to a third party or (ii) exchanging all or any portion of such voting securities on a share-for-share basis for an Equivalent Non-Voting Security. Without limiting the foregoing, at the request of a Regulated Member or such Affiliate, the Company shall provide (and authorise such Regulated Member or such Affiliate to provide) financial and other information concerning the Company to any prospective purchaser of such securities owned by such Regulated Member or such Affiliate reasonably required in order to effectuate the foregoing. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company and the provision of such information is not prohibited by applicable law.

Tax matters

12. Each Member agrees to co-operate, and ensure that its Subsidiaries co-operate, to such extent as may be reasonably requested in connection with the making of any returns, claims or elections for taxation purposes:

(a) by the other Member in relation to the taxation affairs of any member (or former member) of its Group for any period ending before Closing; or

(b) by the Company (or any other Associate Group Member) in relation to the taxation affairs of the Associate Group.

Further assurances

Exercise of rights and powers

13.1 Each Member agrees with the other to exercise, so far as it is able, all rights and powers (direct or indirect) available to it in relation to any member of the Associate Group (including any director, manager or officer of any Associate Group Member) to ensure that the provisions of this Agreement are completely and punctually fulfilled, observed and performed and generally that full effect is given to the principles set out in this Agreement.

Performance by Group Members

13.2 Each Member shall procure (in respect of any member of its Group which is not wholly-owned, only insofar as it is able) that the members of its Group perform all obligations under this Agreement which are expressed to relate to members of its respective Group (whether as Members or otherwise).

The liability of a Member under this clause 13.2 shall not be discharged or impaired by any amendment to or variation of this Agreement or the Contribution Agreement, any release of or granting of time or other indulgence to any of its Subsidiaries or any third party or any other act, event or omission which but for this clause would operate to impair or discharge the liability of such Member under this clause 13.2.

Non-assignment

14. Neither Member nor any member of its Group may assign any of its rights or obligations under this Agreement in whole or in part otherwise than pursuant to a transfer of Interests in accordance with the terms of this Agreement.

Waiver of rights

15. No waiver by a Member of a failure by the other Member to perform any provision of this Agreement operates or is to be construed as a waiver in respect of any other failure whether of a like or different character.

Amendments

16. No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the Members; provided, however, that any variation of this Agreement (or of any of the documents referred to in this Agreement) that is not signed by or on behalf of any or all of the BTCP Member, the CEA Member and the GSG Member shall nevertheless be valid so long as such variation does not materially and adversely affect the rights attributable to the Interests of whichever of BTCP, CEA or GSG has not signed such variation. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

Invalidity

17. If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The Members shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

Entire agreement

18.1 This Agreement (together with the Contribution Agreement, the Subscription Agreement and the other agreements referred to in the Contribution Agreement, the Subscription Agreement and this Agreement) (together the Agreements) sets out the entire agreement and understanding between the Members with respect to the subject matter of it, provided that between and among the BTCP Member, the CEA Member, the GSG Member and the H Member, the Agreements shall also include the Members' Agreement.

18.2 Neither Member has relied or has been induced to enter into this Agreement in reliance on any representation, warranty or undertaking which is not set out or referred to in any of the Agreements.

18.3 No Member shall be liable to the other for any misrepresentation or untrue statement which is not set out or referred to in any of the Agreements.

18.4  Liability for fraudulent misrepresentation is not excluded.

Supremacy of this Agreement

19. If the provisions of this Agreement conflict with the constitutional documents of any Associate Group Member, the provisions of this Agreement shall prevail as between the Members. The Members shall:

(a) exercise all voting and other rights and powers available to them to give effect to the provisions of this Agreement; and

(b) (if necessary and subject to the terms of the Financing Agreements and applicable law) ensure that any required amendment is made to the constitutional document of the Company or any Associate Group Member.

Standard Of Care; Indemnification

20. In carrying out his duties, a Manager or officer of the Company shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by the Manager or officer to be in, or not opposed to, the best interests of the Associate Group, or for errors of judgement, neglect or omission; provided, however, that a Manager or officer shall be liable for his wilful misconduct or gross negligence. Each Manager and officer (individually an "Indemnitee") shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and disbursements), judgements, fines, settlements and all other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his status as a Manager or officer, or his management of the affairs of the Company, or which relate to the Company, its property, business or affairs, whether or not the Indemnitee continues to be a Manager or officer at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Associate Group, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct to be unlawful; provided that no Indemnitee shall be entitled to indemnification if it shall be finally determined that such Indemnitee's act or omission constituted wilful misconduct or gross negligence. Expenses (including legal fees and disbursements) incurred in defending any proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

Dissolution And Winding Up

Dissolution

21.1 The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a)   the determination of all of the Members to dissolve the Company;

(b) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions; or

(c)   the occurrence of any event causing a dissolution of the Company under
      Section 18-801 of the Delaware Act, unless the Company is continued as permitted under the Delaware Act.

Winding Up

21.2 If the Company is dissolved pursuant to clause 21.1, the Managers, or if there is no remaining Manager, such person as is designated by the Members (the remaining Managers or such person being herein referred to as the "Liquidator"), shall proceed to wind up the business and affairs of the

Company upon such terms, price and conditions as are determined by the Liquidator in accordance with the terms hereof and the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Members and Managers and the conduct of the Company during the period of winding up the Company's affairs. The Liquidator, if other than a Manager, shall have and may exercise, without further authorization or consent of Members, all of the powers conferred upon the Managers under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company. The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or by the establishment of reserves of cash or other assets of the Company for contingent liabilities in amounts, if any, determined by the Liquidator to be appropriate for such purposes), other than liabilities for distributions to Members and former Members under Sections 18-601 or 18-604 of the Delaware Act;

(b) to Members and former Members in satisfaction of liabilities for distributions under 18-601 or 18-604 of the Delaware Act; and

(c) thereafter to the Member or, if the Company has more than one Member, to Members in proportion to the positive balances of their respective Capital Accounts (determined after allocating all income, gain, deduction, loss and other like items arising in connection with the liquidation of Company assets and otherwise making all capital account adjustments required by clause 3.10 hereof) provided that, for purposes of making liquidating distributions pursuant to this clause 21.1(c), the Capital Accounts of each of the BTCP Member and the CEA Member shall be treated as if they were increased by the amount, if any, that (i) the amount of income allocated pursuant to clause 3.11(d)(i) to the H Member, the ICI Member and the GSG Member for all Financial Years of the Company (including the Company's final Financial Year) in respect of income which would otherwise have been allocated to the BTCP Member or the CEA Member, as the case may be, exceeds (ii) the aggregate amount of income allocated pursuant to clause 3.11(d)(ii) to the BTCP Member or the CEA Member, as the case may be, for all Financial Years of the Company (including the Company's final Financial Year), and the Capital Accounts of the other Members shall be treated as if they were decreased pro rata by the amount of such excess.

21.3 Notwithstanding the provisions of clause 21.2 which require the liquidation of the assets of the Company, if on dissolution of the Company, the Liquidator determines that a prompt sale of part or all of the Company's assets would be impractical or would cause undue loss to the value of Company assets, the Liquidator may defer for a reasonable time (up to three (3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the Company (other than those to Members), and/or may distribute to the Members, in lieu of cash, as tenants in common undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such in-kind distributions shall be made in accordance with the priorities referenced in clause 21.2 as if cash equal to the fair market value of the distributed assets were being distributed. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable methods of valuation as it may adopt. The liquidating distributions to be made pursuant to this clause 21 shall be made within the time set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding the foregoing, if any Regulated Member shall reasonably determine that the receipt by such Regulated Member of any property or other non-cash items distributed in-kind pursuant to this clause 21 shall result in a Regulatory Problem for such Regulated Member, then all reasonable steps shall be taken to arrange matters so that such Regulated Member shall be entitled to receive other consideration (including cash) which would not cause a Regulatory Problem in lieu of distributions in-kind made pursuant to this clause 21 equal to such Regulated Member's allocable share of the fair market value of such consideration.

Cancellation of Certificate of Formation

21.4 Upon the completion of the distribution of Company property as provided in clauses 21.2 and 21.3, the Company shall be terminated, and the Liquidator shall cause the cancellation of the Certificate of Formation and all qualifications of the Company as a foreign limited liability company and shall take such other actions as may be necessary to terminate the Company.

Deficit Capital Accounts

21.5 Notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Equity Proportions, upon dissolution of the Company or at any other time such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute any amount to the Company to increase such Member's Capital Account.

Limitation of Liability

22. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager and/or officer.

Notices

Notices

23.1 Any notice or other communication to be given by one Member to another under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the Member giving it. It shall be served by sending it by fax to the number set out in clause 23.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in clause
23.2 and in each case marked for the attention of the relevant Member set out in clause 23.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 23). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)   in the case of delivery by hand, when delivered;

(b)   in the case of fax, at the time of transmission;

(c) in the case of prepaid recorded delivery or registered post, at 10am on the second Business Day following the date of posting provided that in each case where delivery by hand or by fax occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

23.2  The addresses and fax numbers of the Members for the purpose of clause
23.1 are as follows:

ICI Alta Inc.

Address:                 Concord Plaza
                         3411 Silverside Road
                         PO Box 8340
                         Wilmington
                         Delaware 19803-8340 USA

Fax:                     (302) 887 8542

For the attention of:    General Counsel

                         (A separate copy to Company Secretary of ICI plc on (44) 171 834 2042).


ICI Americas Inc.

Address:                 Concord Plaza
                         3411 Silverside Road
                         PO Box 8340
                         Wilmington
                         Delaware 19803-8340 USA

Fax:                     (302) 887 8542

For the attention of:    General Counsel

                         (A separate copy to Company Secretary of ICI plc on (44) 171 834 2042).


Huntsman Specialty Chemicals Corporation

Address:                 500 Huntsman Way
                         Salt Lake City
                         Utah 84108 USA

Fax:                     (801) 584 5781

For the attention of:    Peter R Huntsman
                         (A separate copy to General Counsel on
                         001 801 584 5782)


BTCP

Address:                 BT Capital Investors, L.P.
                         130 Liberty Street
                         New York, NY 1006

Fax:                     (212) 250-7651

For the attention of:    Christopher Fuller

With a copy to:          White & Case L.L.P
                         1155 Avenue of the Americas
                         New York, New York 10036

Fax:                     (212) 354 8113

For the attention of:    John M. Reiss


CEA

Address:                 Chase Equity Associates, L.P.
                         C/o Chase Capital Partners
                         380 Madison Avenue
                         New York, NY 10017

Fax:                     (212) 622 3101

For the attention of:    Timothy Walsh

With a copy to:          O'Sullivan, Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, New York 10112

Fax:                     (212) 408 2420

For the attention of:    Ilan Nissan


GSG

Address:                 The Goldman Sachs Group, Inc.
                         10 Hanover Square
                         New York, New York 10005

Fax:                     (212) 902 3325

For the attention of:    Chief Financial Officer

With copies to:          The Goldman Sachs Group, Inc.
                         85 Broad Street - 11th floor
                         New York, New York 10004

Fax:                     (212) 902 3876

For the attention of:    Gail Berney, Esq.
                         Cahill Gordon & Reindel
                         80 Pine Street
                         New York, New York 10005

Fax:                     (212) 269 5420

For the attention of:    William B. Gannett, Esq.


23.3 A Member may notify the other Members to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 23, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

Settlement of disputes

24.1 In the event that any dispute arises in connection with this Agreement (the Dispute), the Members shall use all reasonable endeavours to resolve the Dispute on an amicable basis before pursuing any other remedies available to them.

24.2 If the Members are unable to resolve the Dispute on an amicable basis, either Member may serve formal written notice on the other(s) that a Dispute has arisen. If the Members are unable to resolve the Dispute within a period of thirty (30) days from the service of such notice, then the Dispute shall be referred to the respective Chairmen of ICI and H, and shall be the Head of Private Equity (in the case of BTCP) and the Managing General Partner of Chase Capital Partners, a New York general partnership, (in the case of CEA) and the Chief Financial Officer of GSG (in the case of GSG).

24.3  In the event that the Dispute is not resolved by the Chairmen within sixty
(60) days of service of such notice, then the Dispute shall be resolved under clauses 24.4;

Jurisdiction

24.4 Each Member agrees that the courts of Delaware (either State or Federal) are to have exclusive jurisdiction to settle any Dispute (including claims for set-off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by this Agreement or otherwise arising in connection with this Agreement. For such purposes each Member irrevocably submits to the jurisdiction of such courts.

24.5 No Member shall commence any court proceedings unless and until the Members have complied with clauses 24.2 and 24.3, save that no Member shall be required to do so where that Member seeks urgent interlocutory or injunctive relief.

Counterparts

25. This Agreement may be executed in any number of counterparts and by the Members to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

Governing law

26. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflicts of law rules thereof.

Miscellaneous

No Right to Withdraw

27.1  No Member shall have the right to resign or withdraw from the Company.

Company Property

27.2 No real or other property of the Company shall be deemed to be owned by any Member individually, but shall be owned by and title shall be vested solely in the Company. The interests of the Members in the Company shall constitute personal property.

Waiver of Partition

27.3 Each of the Members hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of any of the Company's property.

Legends

28.4(a) Each certificate representing an Interest shall contain a legend substantially in the form of the following:

         THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND RESTRICTIONS ON TRANSFER SET FORTH IN, THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT FOR HUNTSMAN ICI HOLDINGS LLC (THE "COMPANY"), DATED 30 JUNE, 1999 COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY, AND SUCH INTERESTS ARE HELD AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, ENCUMBERED, OTHERWISE GRANTED AS SECURITY, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. SUCH LIMITED LIABILITY COMPANY AGREEMENT CONTAINS TRANSFER RESTRICTIONS, INCLUDING WITHOUT LIMITATION, "RIGHT OF FIRST

         REFUSAL" AND "RIGHT OF FIRST OFFER" RESTRICTIONS WITH RESPECT TO SUCH INTERESTS.

(b) In addition to the legend required under clause 28.4(a), each Member agrees that, if legal counsel to the Company deems appropriate, each certificate representing Interests also shall bear a legend in substantially the following form:

      THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

Certain Regulatory Provisions

29. The Company shall not redeem, purchase, acquire or take any other action affecting outstanding Interests if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Member would own or control more than 4.9% of any class of voting securities of the Company( other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into an Equivalent Non-Voting Security) or more than 24.9% of the total equity of the Company or more than 24.9% of the total value of all equity interests of the Company (in each case determined by assuming such Regulated Member (but no other Member) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities) unless the Company gives written notice (the Deferral Notice) of such action to each Regulated Member. The Company will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action permitted under this Agreement for a period of twenty (20) days (the Deferral Period) after giving the Deferral Notice in order to allow each Regulated Member to determine whether it wishes to convert or take any other action otherwise permitted under this Agreement (including the sale of such Interests pursuant to clause 11.15 hereof) with respect to the Interests it owns, controls or has the power to vote, and if any such Regulated Member then elects to convert any Interests, it shall notify the Company in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Company shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Member holding Interests of each proposed conversion, and (ii) effect the conversions requested by all Regulated Members in response to the notice issued pursuant to this clause 29 at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this clause 29, the Company may, subject to clause 4.7, so convert or directly or indirectly redeem, purchase or otherwise acquire any Interests or any other class of equity securities of the Company or take any other action affecting the voting rights of such Interests.

30. H hereby agrees that if, at any time prior to the expiration of the Initial Period, the Company is required to pay any expenses incidental to the registration under the Securities Act of the Interests of any Equity Investor pursuant to Section 2.8(b)(i) of the Members Agreement in connection with any exercise of the Second Investor Put Option, other than any registration of such Interests concurrently with the registration of interests pursuant to clause 7 of Schedule 2 hereto, it will pay to ICI an amount equal to ICI's Equity Proportion of such expense at the time the Company pays any such expense.

31. The Members hereby agree that the Company shall distribute, out of the proceeds of borrowings incurred by JV2 and distributed to the Company, $10,000,000 to the Members pro rata to their respective Equity Proportions immediately after the closing of the Contribution Agreement.

As witness this Agreement has been signed by the duly authorized representatives of the Members the day and year first before written.

                                   EXHIBIT A

                          Form of Adoption Agreement

This Adoption Agreement (Adoption) is executed by the undersigned entity (New Member) pursuant to the terms of that certain Amended and Restated Limited Liability Company Agreement (the Agreement) of Huntsman ICI Holdings LLC (the Company) dated 30 June 1999. By the execution of this Adoption, the New Member agrees as follows:

1. Adoption. The New Member hereby agrees to be bound by the terms and conditions of the Agreement to the same extent as if the New Member had executed the Agreement as an original Member thereto. From and after the date hereof, all references in the Agreement to the [H Member(s)]/[ICI Member(s)]/[BTCP Member]/[CEA Member]/[GSG Member] shall be deemed to be references to the New Member. Nothing contained herein shall be deemed to relieve the transferring Member from any liability or obligation incurred prior to the effective date of such transfer.

2. Notice. Any notice required as permitted by the Agreement shall be given to the Member at the address listed below Member's signature below.

3. Capitalised terms used in this Adoption not otherwise defined have the meaning given in the Agreement.

Executed and dated this _____ day of _____ _____

Member:

By:  _____ _____ _____
Name:
Title:

Address:

Attention:
Telecopy:

Agreed to and accepted by the Company:

Company

HUNTSMAN ICI HOLDINGS LLC

By:  _____ _____ _____
Name:
Title:

                                   EXHIBIT B

                        CERTIFICACATE FOR INTERESTS IN
                           HUNTSMAN ICI HOLDINGS LLC
                     A Delaware Limited Liability Company

Certificate No. __                                No. of Units __

                          Huntsman ICI Holdings LLC,
  a Delaware limited liability company (the "Company"), hereby certifies that
                               [NAME OF MEMBER]

(the "Holder")    is the registered owner of ___ Units of limited liability
company Interest in the Company ("Interests"). The Interests represented by this Certificate are subject to the terms and conditions of, and restrictions on transfer set forth in, the Amended and Restated Limited Liability Company Agreement for the Company, dated June 30, 1999, (as amended from time to time, the "Company Agreement"), copies of which are on file with the Secretary of the Company, and such Interests are held and may not be sold, assigned, transferred, pledged, hypothecated, encumbered, otherwise granted as security, or otherwise disposed of except in accordance therewith. The Company Agreement contains transfer restrictions, including, without limitation, "right of first refusal" and "right of First Offer" restrictions with respect to such Interests.

       The Holder, by accepting this Certificate, is deemed to have agreed to become a Member of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to have agreed to comply with and be bound by, the Company Agreement.

       This Certificate and the Interest(s) evidenced hereby are transferable only in accordance with the terms of the Company Agreement (subject to the limitations on transfer therein contained). No Interest(s) may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder or the Holder's duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.

       THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

ATTEST:                            HUNTSMAN ICI HOLDINGS LLC

_______________________            By __________________________________
Secretary                                    Chief Executive Officer

Dated: ______________

                            ASSIGNMENT OF INTEREST

       FOR VALUE RECEIVED, the undersigned (the "Assignor"), hereby assigns, conveys, sells and transfers unto:

___________________________________________________________________________
            Please print or typewrite Name and Address of Assignee

_____________________________  Please insert Social Security or other Taxpayer
                               Identification Number of Assignee

______________ Units of Interest evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the Interest represented by this Certificate, or any lesser designated number of Interest as referenced herein, on the books of the Company.

Date: ________________________________  _______________________________
                                                  Signature

                                   EXHIBIT C

                         CERTIFICATE FOR INTERESTS IN
                           HUNTSMAN ICI HOLDINGS LLC
                     A Delaware Limited Liability Company

Certificate No. __                                No. of Units __

                          Huntsman ICI Holdings LLC,
  a Delaware limited liability company (the "Company"), hereby certifies that

                               [NAME OF MEMBER]

(the "Holder") is the registered owner of ___ non-voting convertible Units of limited liability company Interest in the Company ("Interests"). The Interests represented by this Certificate are subject to the terms and conditions of, and restrictions on transfer set forth in, the Amended and Restated Limited Liability Company Agreement for the Company, dated June 30, 1999, (as amended from time to time, the "Company Agreement"), copies of which are on file with the Secretary of the Company, and such Interests are held and may not be sold, assigned, transferred, pledged, hypothecated, encumbered, otherwise granted as security, or otherwise disposed of except in accordance therewith. The Company Agreement contains transfer restrictions, including, without limitation, "right of first refusal" and "right of First Offer" restrictions with respect to such Interests. Capitalised terms not otherwise defined herein shall have the meanings given in the Company Agreement.

     Notwithstanding any provision of the Company Agreement to the contrary, each BTCP Member, CEA Member and GSG Member shall be entitled to convert their Interests represented by this certificate into voting Interests in connection with any Conversion Event if such Member reasonably believes that such Conversion Event has been or will be consummated, and a written request for conversion from any BTCP Member, CEA Member or GSG Member to the Company stating such Member's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Company to effect such conversion in timely manner so as to enable each such Member to participate in such Conversion Event; provided such Member agrees not to vote any such voting Interests prior to such Conversion Event. The Company will not cancel the non-voting Interests of the BTCP Members, CEA Members and GSG Members so converted before the 15th day following such Conversion Event and will reserve such Interests until such 15th day for reissuance in compliance with the next sentence. If any of the non-voting Interests of a BTCP Member, CEA Member or GSG Member are converted into voting Interests in connection with a Conversion Event and such voting Interests are not actually distributed, disposed of or sold pursuant to such Conversion Event, such voting Interests shall be promptly converted back into the same number of non-voting Interests. Each Regulated Member may provide for further restrictions upon the conversion of any of its non-voting Interests by providing the Company with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

     The Holder, by accepting this Certificate, is deemed to have agreed to become a Member of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to have agreed to comply with and be bound by, the Company Agreement.

     This Certificate and the Interest(s) evidenced hereby are transferable only in accordance with the terms of the Company Agreement (subject to the limitations on transfer therein contained). No Interest(s) may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder or the Holder's duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.

     THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

ATTEST:                            HUNTSMAN ICI HOLDINGS LLC

_______________________            By __________________________________
Secretary                                    Chief Executive Officer

Dated: ______________

                            ASSIGNMENT OF INTEREST

     FOR VALUE RECEIVED, the undersigned (the "Assignor"), hereby assigns, conveys, sells and transfers unto:

___________________________________________________________________________
            Please print or typewrite Name and Address of Assignee

_____________________________      Please insert Social Security or other
                                   Taxpayer Identification Number of Assignee

______________ Units of Interest evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the Interest represented by this Certificate, or any lesser designated number of Interest as referenced herein, on the books of the Company.

Date: ________________________________  _______________________________
                                                    Signature

                                  SCHEDULE 1

                             Members and Interests

            Member                           Address              No. of          Percentage
            ------                           ------               ------          ----------
                                                                  Units             of all
                                                                  -----             ------
                                                                                  Interests
                                                                                  ---------
Huntsman Speciality                                                600                60%
Chemicals Corporation

ICI Alta Inc.                                                      300                30%
BT Capital Investors, L.P.       130 Liberty Street                44 4/9             4 4/9%
                                 New York
                                 NY 10006

                                 Attn:   Christopher Fuller

                                 Facsimile:  (212) 250 7651

Chase Equity Associates,         c/o Chase Capital Partners        44 4/9%            4 4/9%
L.P.                             380 Madison Avenue
                                 New York
                                 NY 10017

                                 Attn:  Timothy Walsh

                                 Facsimile:  (212) 622 3101

The Goldman Sachs Group, Inc.    10 Hanover Square                  11 1/9            1 1/9%
                                 New York
                                 NY 10005

                                 Attn:  Chief Financial
                                        Officer

                                 Facsimile:  (212) 902 3325

                                  SCHEDULE 2

                               Put/Call Options

(A) References in this Schedule to the Option Interests means the entire interest of ICI (and members of the ICI Group) in the Associate Group including, without limitation, (i) all (but not some only) of the Interests in the Company and (ii) all (but not some only) of the shares, interests and/or warrants held by any ICI Group Member in any member of the Associate Group (save that this shall not include any holding(s) of Class A Shares by any ICI Group Member in Tioxide Group Limited.

(B) References to H or ICI mean the relevant H Group Member(s) or ICI Group Member(s), as the case may be.

(C) References to a Quarter mean a period of three months between the third anniversary date and the fourth anniversary date of the Closing, such twelve month period being divided into four Quarters.

(D) Any notices for the purposes of this Schedule shall be given in writing in accordance with clause 23.

ICI's Put Option

1. H grants to ICI an option (ICI's Put Option) to sell to H and to require H to buy the Option Interests on the terms set out below. ICI may notify H of its intention to exercise ICI's Put Option by notice to be given not earlier than 60 days prior to the third anniversary date of the Closing and not later than the end of the calendar month which falls at least 30 days prior to the third anniversary date of the Closing or (in the case of a notice given after that date) not earlier than 60 days prior to, and not later than the end of the calendar month which falls at least 30 days prior to, the end of any subsequent Quarter.

H's Call Option

2. ICI grants to H an option (H's Call Option) for H to buy from ICI and to require ICI to sell the Option Interests on the terms set out below. H may notify ICI of its intention to exercise H's Call Option by notice to be given not earlier than 60 days prior to the third anniversary date of the Closing and not later than the end of the calendar month which falls at least 30 days prior to the third anniversary date of the Closing or (in the case of a notice given after that date) not earlier than 60 days prior to, and not later than the end of the calendar month which falls at least 30 days prior to, the end of any subsequent Quarter.

Right of deferral

3.1 If ICI gives notice of its intention to exercise ICI's Put Option or H gives notice of its intention to exercise H's Call Option under clause 1 or 2 of this Schedule (an Option Notice), the other of them shall have the right to suspend the exercise of the Option, for a period of three (3) months after the date of the Option Notice, by giving counter-notice (a Suspension Notice) within ten (10) days of the relevant Option Notice from ICI or H (as the case may be).

3.2 If a Member gives a Suspension Notice, then the original Option Notice shall cease to apply and no further Option Notice may be served by the other Member during the three month period following the date on which the original Option Notice was served provided that either ICI or H may subsequently notify the other of its intention to exercise ICI's Put Option or H's Call Option (as the case may be) by notice to be given not earlier than 60 days prior to the end of a Quarter and not later than the end of the calendar month which falls at least 30 days prior to the end of a Quarter. The same procedure and entitlement to serve a Suspension Notice shall apply in respect of that Option Notice and, if applicable, any Option Notice for the succeeding Quarter provided that no Suspension Notice shall be permitted or be effective in relation to an Option Notice given in respect of the Quarter ending on the fourth anniversary date of Closing which shall be the final Quarter in respect of which an Option Notice may be served by either party.

3.3 For the purposes of this Schedule, the Valuation Date shall be deemed to be the final day of the most recent calendar quarter which immediately precedes the date on which an Option Notice is given by ICI or H (as the case may be) to which a Suspension Notice does not apply. For the avoidance of doubt, the Valuation Date shall be no later than the final day of the calendar quarter which precedes the fourth anniversary date of Closing.

Option Price

4. The price payable for the Option Interests under either ICI's Put Option or H's Call Option (the Option Price) shall be the fair price determined as at the Valuation Date in accordance with the following provisions of this Schedule (the Fair Price):

(a) in the event of a failure between H and ICI to agree the Fair Price within fifteen (15) days after the date of the relevant Option Notice (or such extended period as they may agree in writing), determination of the Fair Price shall be referred to an independent expert agreed between them (or, failing agreement, the mergers and acquisitions (or equivalent) department of an international firm of accountants independent of the Members and with significant experience in the chemical industry appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales) (the Expert) and the Expert shall be requested to make its determination, if practicable, within a period of fifteen (15) days after its appointment;

(b) each Member shall specify to the Expert its proposed price as the Fair Price and the reasons for that proposed price; a copy of any submission or information supplied by either Member to the Expert shall be supplied contemporaneously to the other Member. The Expert shall determine (in its opinion and having requested such further information from H, ICI and/or the Associate Group as it shall require) the Fair Price on the following basis:

         (i) for the purpose of the calculation of the Fair Price:

             (aa) Cash means the aggregate amount for all Associate Group
                  Members, calculated as at close of business on the Valuation Date, of cash at bank, cash in hand, other cash equivalents and current investments, in each case as reflected in the published financial statements of the Associate Group as at the Valuation Date or, if not published, those prepared by the Associate Group to the Valuation Date (the financial statements);

             (bb) Debt means the aggregate amount for all Associate Group
                  Members, calculated as at close of business on the Valuation Date, of all borrowings and indebtedness in the nature of borrowing (including, without limitation, financing, acceptance credits, discounting or similar facilities, finance leases, loan stocks, bonds, debentures, notes, debt or inventory financing or sale and lease back arrangements, overdrafts, net obligations under any accounts receivable, financing or securitisation transactions, net obligations arising from hedging arrangements in respect of interest rates, currencies and principal raw materials entered into in the ordinary course of business for bona fide hedging purposes to the extent not accounted for on the balance sheet as at the Valuation Date or any other arrangements the purpose of which is to raise money), together with accrued interest on such amounts, (as reflected in the financial statements of the Associate Group) but excluding trade and other accounts payable incurred in the ordinary course of business; and

               (cc) Net Debt means Debt less Cash;

         (ii) the businesses contributed by ICI under the Contribution Agreement as still owned by the Associate Group and (subject to (iv) below) any other businesses of the Associate Group (in each case taking into account any investments or long term liabilities (including, without limitation, guarantees and other contingent liabilities)) shall be valued (Debt and Cash free) as if 100% of each business were being sold without, for the avoidance of doubt, any premium or discount being applied to reflect the Equity Proportion of Interests being sold or transferred and on the basis of:

               (aa) an open market sale between a willing seller and a willing, knowledgeable and arm's length buyer of such businesses as a whole receiving warranties and indemnities appropriate to a private arm's length trade sale and purchase; and

               (bb) of each business having working capital equal to its average working capital at month end experienced in the 12 months prior to the Valuation Date, measured on a consistent basis;

         (iii) for the purpose of sub-paragraph (ii), appropriate adjustment shall be made to take account of any trading or other material arrangements with related parties (either as between the different businesses within the Associate Group or with the ICI Group or the H Group) not carried out on an arm's length basis (but on the basis that no adjustment shall be made for any arrangements existing at Closing or entered into pursuant to the Contribution Agreement);

         (iv) the PO/MTBE Business contributed by H under the Contribution Agreement shall be valued (Debt and Cash free) at $900,000,000;

         (v) there shall be deducted the amount of Net Debt of the Associate Group on the Valuation Date after making adjustments to the Net Debt on a dollar-for-dollar basis for the following:

               (aa) a reduction for any after-tax cash outflows incurred by the
                    PO/MTBE Business as a result of costs and/or liabilities arising from judgments against the PO/MTBE Business or settlement of claims or litigation against the PO/MTBE Business in respect of:

                         (i) any product liability claim in respect of products of the PO/MTBE Business sold, manufactured or provided by H or by any member of H's Group before Closing, or by the Company or any member of the Associate Group after Closing, and any claim in respect of environmental contamination or pollution which takes place in connection with the PO/MTBE Business at any time prior to the date on which the ICI Group ceases to be interested in the Associate Group; or

                         (ii) any non-compliance of the PO/MTBE Business with
                              environmental laws or regulations or any claims in respect of health and safety matters including, without limitation, the exposure of any person to, or the injury to any person by, hazardous materials and conditions occurring prior to Closing or Delayed Closing (as such term is defined in the Contribution Agreement), as the case may be, save to the extent that such outflows have been recovered, offset or the subject of compensation received by the Valuation Date (whether through insurance payments, indemnity payments or howsoever);

               (bb) a reduction or addition (as appropriate) for any excess or shortfall (as the case may be) between actual working capital of the Associate Group at the Valuation Date and the average working capital of the Associate Group at month end experienced in the 12 months prior to the Valuation Date with, for the purposes of this sub-clause (bb), the terms actual working capital and average working capital being consistent with the defined term "Closing Working Capital" in the Contribution Agreement;

               (cc) a reduction for capital expenditure incurred in respect of a major expansion project for the PO/MTBE Business which is planned to expand the PO capacity of a plant by more than 20% and which is planned to involve a total cost in excess of $30,000,000;

               (dd) a reduction for any amounts included in the financial statements in respect of non-working capital items which are actually due and unpaid, or which would upon demand have become actually due, from any member of the H Group to the Associate Group by reason of any breach by any member of the H Group of its obligations under the Contribution Agreement or any arrangements existing at Closing or entered into pursuant to the Contribution Agreement (including any non-payment of the fee of $12 million per annum to JV2 from Huntsman Petrochemical Corporation or any of its Affiliates under the Consolidation Agreement referred to in the PO/MTBE Agreement as defined in clause 9.2); and

               (ee) an addition for any amounts included in the financial statements in respect of non-working capital items which are actually due and unpaid, or which would upon demand have become actually due, from any member of the ICI Group to the Associate Group by reason of any breach by any member of the ICI Group of its obligations under the Contribution Agreement or any arrangements existing at Closing or entered into pursuant to the Contribution Agreement; and

               (ff) a reduction for any amounts included in the financial statements in respect of non-working capital items which are actually due and unpaid, or which would upon demand have become actually due, from any member of the Associate Group to any member of the ICI Group by reason of any breach by a member of the Associate Group of its obligations under the Contribution Agreement or any arrangements existing at Closing or entered into pursuant to the Contribution Agreement;

               (gg) an addition for any amounts included in the financial statements in respect of non-working capital items which are actually due and unpaid, or which would upon demand have become actually due, from any member of the Associate Group to any member of the H Group by reason of any breach by a member of the Associate Group of its obligations under the Contribution Agreement or any arrangements existing at Closing or entered into pursuant to the Contribution Agreement; and

               (hh) a reduction for any amounts actually due and unpaid in respect of the indemnities referred to in clauses 9(4) and 9A(7) of the Co-operation Agreement (as defined in the Contribution Agreement) and any such amounts which would be actually due and payable save for the operation of the suspensory provisions in clauses 9(4) and 9A(8) of the Co-operation Agreement, and any amounts included in the financial statements taken into account under (dd), (ee), (ff), (gg) and/or (hh) shall, upon payment of the Option Price, thereafter be treated as duly discharged or waived without further liability for payment (but without prejudice to any subsequent liability in respect of any amounts not so taken into account);

         (vi) for the avoidance of doubt, in making the various adjustments in calculating the Fair Price under (iii) and (v), no adjustment shall be made more than once in respect of the same item;

         (vii) the total of (ii) (as adjusted by (iii)) plus (iv) less (v) shall then be multiplied by ICI's Equity Proportion to determine the value of the Option Interests;

(e) the Expert shall certify to each of the Members (i) that, having considered the respective submissions of the Members, it has made its valuation of the Fair Price according to the principles of this Schedule 2 and (ii) the proposed price of which Member it determines to be closer to the Fair Price (Expert's Certificate). The Member's proposed price so certified by the Expert shall thereupon be deemed to be the Fair Price for the purposes of this Schedule;

(f) the Member whose proposed price is not accepted by the Expert shall bear the costs of the Expert's determination;

(g) the Expert shall act as an expert and not as an arbitrator and its determination shall be final and binding upon the Members in the absence of manifest error. The Expert shall have no liability to the Members, or either of them, in respect of its determination.

Information

5.1 In order to ensure that ICI has sufficient ongoing information to monitor the performance of its investment in the Associate Group and ultimately to propose a realistic price for its Interests under this Schedule, ICI shall have the right to request any such further information as it may reasonably require for this purpose from the Associate Group and, having given reasonable notice and during normal business hours, to discuss reasonable queries with senior operational executives of the Associate Group.

5.2 90 days prior to the third anniversary date of Closing (and quarterly thereafter until ICI's Put Option or H's Call Option is exercised and not deferred), H shall procure that the Associate Group will supply ICI (and its professional advisers, subject to customary confidentiality undertakings) with all historic and future information reasonably requested by ICI for the purposes of arriving at its valuation, including, inter alia, detailed historical and forecast financial information for the Associate Group, together with underlying explanations and assumptions. This same information shall be supplied, if applicable, to the Expert, subject to customary confidentiality undertakings. During the 90 day period, ICI shall have the right (upon giving reasonable notice and during normal business hours) to discuss the performance and prospects of the Associate Group with senior operational executives of the Associate Group.

5.3 The information supplied by each Member or the Associate Group to the Expert shall be prepared in good faith but otherwise without liability on the part of H, any member of the H Group or any member of the Associate Group/or any other party involved in the supply of information.

Completion

6. The sale of the Option Interests shall (subject to all necessary governmental and regulatory approvals) be completed on such date as the Members shall agree being not later than 90 days after the end of the Quarter during which the relevant Option Notice is given (such end of Quarter date being the Exercise Date) or if later (where reference of the Fair Price has been made to the Expert) not later than 90 days after the Expert's Certificate. The sale shall be on the following terms:

(a) the Option Interests will be sold free from all liens, charges and encumbrances and third party rights and together with all rights of any nature attaching to them including all rights to any dividends or other distributions thereafter declared, paid or made;

(b)  ICI shall warrant in respect of itself and its relevant Group Members that:

         (i) it is the sole legal and beneficial owner of the Option Interests and that the Option Interests comprise all the shares, interests and/or warrants held by ICI (and members of the ICI Group) in the Associate Group (other than any holding(s) of Class A Shares by any ICI Group Member in Tioxide Group Limited);

         (ii) there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Option Interests or any of them and there is no agreement or commitment to give or create any;

         (iii) ICI has the requisite power and authority to sell the Option Interests and do all other things it is required to do in connection with such sale under this Schedule;

         (iv) ICI's obligation to sell pursuant to this Schedule constitutes a binding obligation of ICI in accordance with its terms;

         (v) the performance by ICI of its obligations under this Schedule will not:

               (aa) result in a breach of any provision of its constitutional documents;

               (bb) result in a breach of or constitute a default under any instrument to which ICI is a party or by which ICI is bound;

               (cc) result in a breach of any order, judgment or decree of any court or governmental agency to which ICI is party or by which ICI is bound;

               (dd) require the consent of ICI's shareholders or any other person;

(c) ICI shall deliver to H, or shall procure the delivery to H of, duly executed transfer(s) in favour of H, or as it may direct, together with the appropriate Interest certificate(s) in respect of the Option Interests and a certified copy of any authority under which such transfer(s) is/are executed and a duly executed power of attorney in favour of a person nominated by H so as to enable H to exercise all rights of ownership in relation to the Option Interests including, without limitation, voting rights;

(d) against delivery of the transfer(s), H shall pay the Option Price for the Option Interests to ICI for value on the completion date;

(e) ICI shall do all such other things and execute all other documents (including any deed) as H may reasonably request to give effect to the sale and purchase of the Option Interests.

Failure by H to complete Option

7.1 If completion of the sale and purchase of the Option Interests shall not take place on the date required by this Schedule by reason that necessary governmental or regulatory approvals are not forthcoming (despite all reasonable endeavours to procure such approvals having been used by the Members), then:

(a) the period for completion of the sale and purchase of the Option Interests under clause 6 shall be extended by a further 180 days; and

(b) the Members shall continue to use all reasonable endeavours within such further period of 180 days to obtain the necessary governmental and regulatory approvals including taking such measures as shall be reasonably required, having regard to the interests of the Business, to obtain such approvals.

7.2 If (i) necessary governmental or regulatory approvals for the sale and purchase of the Option Interests shall not be forthcoming within the further period of 180 days referred to in clause 7.1 or (ii) H shall default for any other reason in completing its obligations to purchase the Option Interests on the date required by this Schedule, then (without prejudice to any other remedies available to ICI to enforce H's obligations to complete the purchase and pay the Option Price):

(a) ICI shall have the right to cause H and/or the Company to file a registration statement for the sale by public offering of sufficient shares in the Associate Group (comprising all of ICI's Interests and, if necessary, an appropriate number of H's Interests) as shall be necessary to achieve the Option Price (with underwriting and registration costs in respect of any such public offering being borne by the Company); or

(b) ICI shall have the right to cause H to arrange for the private sale of sufficient shares in the Associate Group (comprising all of ICI's Interests and, if necessary, an appropriate number of H's Interests) as shall be necessary to achieve the Option Price and, having made such election, H shall, and shall be entitled to, take (and shall cause the Company to take) all reasonable steps on its part as are necessary to carry out such disposal.

For this purpose:

(i) H shall consult with ICI as to the most appropriate method of disposal and have regard to the mutual interests of the Members in effecting an efficient and orderly disposal without recourse to the steps contemplated by sub-paragraph (vii) below but, subject to sub-paragraph (iii) below, shall otherwise be free to conduct the disposal as it sees fit;

(ii) any sale under this clause shall be made free of the restrictions under clause 11 of the Agreement;

(iii) H shall (and shall procure that each of the H Managers shall) take all steps, and provide all co-operation, reasonably necessary to be carried out on its (or their) part for the purposes of making that public offering or private sale including but not limited to:

         (aa) the giving of such warranties and indemnities and/or responsibility statements as are customary in relation to any such public offering or private sale;

         (bb) reasonable co-operation and consultation with the banks and their representatives pursuant to the Financing Agreements with a view to enabling the public offering or private sale to proceed in an effective and practical manner;

         (cc) assisting any customary due diligence into the affairs of the Associate Group connected with any such offering or sale;

         (dd) taking all steps required to convert the Company into a corporation.

(iv)  all net proceeds of sale relating to ICI's Interests shall belong to ICI;

(v) all net proceeds of sale relating to H's Interests shall be for the account of ICI up to the level required to satisfy the Option Price and other amounts due to ICI under this Schedule and thereafter shall be for the account of H;

(vi) if the proceeds of the public offering or private sale are less than are required to satisfy the Option Price and other amounts due to ICI under this Schedule, ICI shall have the right to cause H to make up the difference in cash;

(vii) if H does not make payment of such difference in cash within 30 days of notice from ICI, ICI shall have the right (as agent of H) to cause H and/or the Company to make a further public offering or private sale of such number of H's Interests in the Company (including, if necessary, all of H's remaining Interests in the Company) as shall be required to ensure that, taking into account the previous sale proceeds, ICI receives the full amount of the Option Price and other sums due to it under this Schedule (the Unpaid Sums). For this purpose:

      (aa) ICI shall consult with H as to the most appropriate method of disposal to realise the Unpaid Sums;

      (bb) ICI shall act bona fide in seeking the best price reasonably obtainable in the circumstances consistent with ICI's interest in receiving the Unpaid Sums in a prompt and efficient manner (provided that ICI shall be entitled to proceed under this sub-clause on the basis of advice of its investment bank advisers as to the method of sale and number of Interests required to be sold for this purpose and, so acting, shall have no liability of any kind to H for the number of Interests sold or the method or price of disposal);

      (cc) H shall (and shall procure that each of the H Managers shall) take all steps, and provide all co-operation, reasonably necessary to be carried out on its (or their) part for the purposes of making that public offering or private sale including but not limited to the matters set out in sub-clause 7.2(iii) of this Schedule; and in the event of H's failure to provide or ensure such co-operation after notice of default given by ICI, H undertakes and acknowledges that
           (xx) ICI's Managers shall be entitled to take all decisions on the part of the Company required to implement the public offering or private sale and (yy) H hereby irrevocably appoints ICI as agent and attorney of H to execute all such deeds or documents of transfer relating to such offering or sale as shall be required to give effect to such offering or sale;

      (dd) ICI shall, after taking into account the previous sale proceeds, account to H for the amount realised by such further public offering and/or private sale in excess of the Unpaid Sums (together with ICI's reasonable costs incurred in connection with any such further offering and/or sale);

      (ee) the process set out above may, if necessary, be repeated by ICI until such time as ICI receives the full amount of the Unpaid Sums;

(viii) if ICI elects to exercise its right at any time under this clause 7.2 to cause a public offering or private sale of any of H's Interests in the Company and such offering or sale (taken, if applicable, with any previous offering or sale under this clause 7.2) includes all of H's Interests in the Company, ICI shall have a right (but not the obligation) to require all (and not some only) of the Equity Investors to sell all the Interests respectively held by them in that public offering or private sale on the basis that:

         (a) if ICI desires to exercise its right under this sub-paragraph
             (viii), it shall give written notice to each of the Equity Investors at least 30 days prior to the relevant public offering or sale;

         (b) all net proceeds of sale relating to the Interest of each Equity Investor shall belong to that Equity Investor;

         (c) the sale of the Interests of the Equity Investors shall be at the same price per Interest and upon the same terms and subject to the same conditions as are applicable to the sale of all other Interests in the relevant offering or sale;

         (d) the consideration for the Interests sold shall be in the form of cash or marketable securities;

         (e) no Equity Investor shall be required to make representations and warranties other than those relating to its authority to give effect to such transaction and its title to its Interests;

         (f) no Equity Investor shall be required to provide an indemnity in connection with any offering or sale pursuant to this sub-paragraph
             (viii) (a Schedule 2 Drag-Along) or required in order for such offering or sale to be effected unless all sellers in such Schedule 2 Drag-Along provide such an indemnity, and in the event that all sellers are required to provide an indemnity in connection with the
             Schedule 2 Drag-Along, no Equity Investor shall be liable for more than the lesser of (i) its pro rata share of such indemnification payments (based upon the total consideration received by such Equity Investor divided by the total consideration received by all sellers in such Schedule 2 Drag-Along) and (ii) the net proceeds actually received by such Equity Investor as consideration for its Interests in such Schedule 2 Drag-Along;

         (g) neither H nor ICI nor any of their respective Affiliates will receive any economic benefits (including without limitation any management, advisory or closing fees) which are not made available on a pro rata basis to all Equity Investors, based on the number of Interests held; and

         (h) no Equity Investor shall be required to participate in such
             Schedule 2 Drag-Along unless it receives consideration that does not cause a Regulatory Problem.

7.3(a) The Company shall indemnify, to the fullest extent permitted by law, ICI, its officers, directors, employees and agents, if any, and each Person, if any, who controls ICI within the meaning of section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by
       (x) any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning ICI furnished in writing to the Company by ICI expressly for use therein or
       (y) an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus provided to ICI and ICI failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Interests by or for the benefit of ICI (the Registrable Securities) in any case where such delivery is required by the Securities Act. If the offering pursuant to any registration statement is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of ICI) shall affect the obligations of the Company to indemnify ICI or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of ICI; provided, however, that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

(b) In connection with any registration statement in which ICI is participating, ICI shall indemnify, to the fullest extent permitted by law, the Company, each underwriter and their respective officers, directors, employees and agents if any and each Person if any who controls the Company or such underwriter within the meaning of section 15 of the Securities Act against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading but only to the extent that such untrue statement is contained in or such omission is from information so concerning ICI furnished in writing by ICI expressly for use therein, provided that ICI's obligations hereunder shall be limited to an amount equal to the net proceeds to ICI of the Registrable Securities sold pursuant to such registration statement.

(c) Any Person entitled to indemnification under the provisions of this Clause 7.3 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided. however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Clause 7.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defence of such claim, with counsel reasonably satisfactory to the indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defence thereof other than reasonable costs of investigation, provided, however, that the indemnified party may participate in such defence at the indemnified party's expense; and if such defence is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Clause 7.3 shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defence of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

(d) if for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, ICI shall not be required to contribute any amount in excess of the amount ICI would have been required to pay to an indemnified party if the indemnity under Clause 7.3(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any

       Person to contribute pursuant to this Clause 7.3 shall be several and not joint.

(e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Clause 7.3 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

(f) The indemnity and contribution agreements contained in this Clause 7.3 shall remain in full force and effect regardless of any investigation made by or on behalf of ICI, its officers, directors, agents or any Person, if any, who controls ICI as aforesaid, and shall survive the transfer of such securities by ICI.

Interest

8. Interest shall in any event be payable by H to ICI on the Option Price for the period from 90 days after the Exercise Date to the date of completion of the sale of the Option Interests from ICI to H or (if applicable) to the date on which ICI receives the full amount of the Unpaid Sums following disposal of shares or interests pursuant to a public offering or private sale under this Schedule. Such interest shall be payable at the following rate(s) in respect of such period:

(a) at the rate of 50 basis points above the market interest rate on ICI's Subordinated Discount Notes (as defined in the Financing Agreements) during such period (assuming, if necessary, such loans are then outstanding) as determined 90 days after the Exercise Date; or

(b) if the sale of the Option Interests cannot be completed within 180 days after the Exercise Date by reason that necessary governmental or regulatory approvals are not forthcoming as referred to in clause 7.1, then during the period from 90 days after the Exercise Date until 180 days after the Exercise Date (or, if earlier, the date of completion of the sale of the Option Interests) the interest rate shall be the average rate for the time being payable on loans under the Senior Credit Agreement during such period (assuming, if necessary, outstandings thereunder).

Structure

9. Upon the request of ICI or H after the date hereof, ICI and H shall negotiate in good faith to restructure the transactions set forth in this
Schedule 2 in order to achieve, if possible, a more tax-efficient structure for both Members; Provided that (i) neither Member shall be obligated to agree to any restructuring that would result in a less tax-efficient structure, or otherwise result in a less advantageous structure, to such party relative to the transaction structure set forth in this Schedule 2, and (ii) in the absence of any agreement pursuant to this clause 9, the Members shall be obligated to consummate the transactions set forth in this Schedule 2 in accordance with its terms.

                                  SCHEDULE 3

                  Adjustment of Interests - Numerical Example

(US$ millions)

Note: Example assumes that all the Equity Investors retain their Interests post-
- --------------------------------------------------------------------------------
recapitalization and that neither the pro-rata distribution (contemplated in
- -------------------------
clause 3A.1) or the partial acquisition of ICI's Interests by H (contemplated in clause 3A.2 (d)) options are pursued.

Clause
(Reference)
- ----------
3A.2       Calculation of Implied Incremental Value

           Market Price Determination using Schedule 1 of Members Agreement
           (Investors Calculation)

3A.2 (a)   Determine the: enterprise value of three ICI businesses                                3,900
3A.2 (a)   and the: enterprise value of PO/MTBE using market valuation                              800
3A.2 (a)   and the:  enterprise value of other contributed businesses                                 0
                                                                                            -----------

3A.2 (a)   Resulting amount is the:  "Market Enterprise Value'                                    4,700

3A.2 (b)   Reduce Market Enterprise Value by:  Net Debt                                           2,500
                                                                                            -----------

3A.2 (b)   Market Enterprise Value less Net Debt                                                  2,200

3A.2 (c)   Multiply amount in 3A.2 (b) by: ICI's ownership percentage                                30%
                                                                                            -----------
3A.2 (c)   Resulting amount is the:  "Market Price"                                                 660

           Implied Incremental Value

3A.2 (d)   Subtract the:  Fair Price (of ICI's interests) -- See Reference Calc. on nest            750
           page
3A.2 (d)   from the:  Market Price (of ICI's interests)                                             660
                                                                                            -----------

3A.2 (d)   Resulting amount is the: "Implied Incremental Value"                                     -90

3A.3       Calculation of Unadjusted Post-Recapitalization Equity Ownership

3A.3 (a)   Reduce the: Market Enterprise Value                                                    4,700
3A.3 (a)   by the sum of:  Net Debt                                                               2,500
3A.3 (a)   and:  debt incurred to purchase ICI interests                                            750
                                                                                            -----------

3A.3 (a)   Resulting amount is the:  "Post-Recap Equity Value"                                    1,450

3A.3 (b)   Multiply the:  Post-Recap Equity Value                                                 1,450
3A.3 (b)   By:  H's post-recapitalization ownership percentage                                    85.71%
             (assumed to be 60% of outstanding 70%)
                                                                                            -----------
3A.3 (b)   Resulting amount is the: "H Post-Recap Unadjusted Equity Value"                        1,243

3A.3 (c)   Multiply the:  Post-Recap Equity Value                                                 1,450
3A.3 (c)   By:  remaining Equity Investors' post-recapitalization ownership percentage            14.29%

             (assumed to be 10% of outstanding 70%)
                                                                                            -----------
3A.3 (c)   Resulting amount is the: "Equity Investors Post-Recap Unadjusted Equity                  207
           Value"

3A.4       Calculation of Adjusted Post-Recapitalization Equity Ownership

3A.4 (a)   Multiply the:  Implied Incremental Value                                                 -90
3A.4 (a)   By the:  remaining Equity Investors' post-recapitalization ownership                   14.29%
           percentage
             (assumed to be 10% of outstanding 70%)
                                                                                            -----------
3A.4 (a)   Resulting amount is the:  "Required Equity Adjustment"                                   -13

3A.4 (b)   Add the: Required Equity Adjustment                                                      -13
3A.4 (b)   to the:  H Post-Recap Unadjusted Equity Value                                          1,243
                                                                                            -----------
3A.4 (b)   Resulting amount is the: "H Post-Recap Adjusted Equity Value"                          1,230

3A.4 (c)   Divide the:  H Post-Recap Adjusted Equity Value                                        1,230
3A.4 (c)   By the:  Post-Recap Equity Value                                                       1,450
3A.4 (c)   Resulting amount is the: H's new ownership percentage                                  84.83%

3A.4 (d)   Subtract the: Required Equity Adjustment                                                 -13
3A.4 (d)   from the:  Equity Investors Post-Recap Unadjusted Equity Value                           207
                                                                                            -----------
3A.4 (d)   Resulting amount is the: "Equity Investors Post-Recap Adjusted Equity                    220
           Value"

3A.4 (e)   Divide the:  Equity Investors Post-Recap Adjusted Equity Value                           220
3A.4 (e)   By the:  Post-Recap Equity Value                                                       1,450
                                                                                            -----------
3A.4 (e)   Resulting amount is the: Equity Investors' new ownership percentage                    15.17%


              ---------------------------------------------------------------------------------------------
               Reference Calculation for 3A.2 (d)
               Fair Price Determination Using Schedule 2
               (ICI Calculation)

               Enterprise Value of three ICI businesses                                           3,900
               Enterprise Value of other contributed businesses                                       0

               Pre-determined enterprise value of PO/MTBE                                           900
                                                                                            -----------

               Total Enterprise Value                                                             4,800

               Net Debt                                                                2,500
               Adjustments to Debt
                 PO/MTBE env. liab.expenditures                                          100
                 PO/MTBE CapEx expenditures                                              100
                                                                                   ---------
               Less:  Adjusted Net Debt                                                           2,300
                                                                                            -----------

               Fair Enterprise Value less Net Debt                                                2,500
               Multiply by:  ICI's ownership percentage                                              30%

               Resulting amount is:  "Fair Price" of ICI's interest                                 750
             ---------------------------------------------------------------------------------------------

SIGNED by                        )      /s/  Kimo Esplin
for and on behalf of             )      J. Kimo Esplin
HUNTSMAN SPECIALTY               )      Vice President
CHEMICALS CORPORATION            )      and Chief Financial Officer

SIGNED by                        )
for and on behalf of             )      /s/  William J. Hutchinson
ICI ALTA, INC.                   )

SIGNED by                        )
for and on behalf of             )      /s/  Andrew Ransom
ICI AMERICAS, INC.               )

SIGNED by                        )      /s/ Christopher Fuller
for and on behalf of             )      Christopher Fuller
BT CAPITAL INVESTORS, L.P.       )      Managing Director

SIGNED                           )
for and on behalf of             )      /s/ Jonas Steinman
CHASE EQUITY ASSOCIATES,         )
L.P. by CHASE CAPITAL            )
PARTNERS, its General Partner    )

               Name:   Jonas Steinman

               Title:  General Partner

SIGNED by                        )
for and on behalf of             )      /s/  C. Douglas Fuge
THE GOLDMAN SACHS                )
GROUP, INC. )

                                  UNDERTAKING

The Company undertakes, directly to each of H and ICI, that it will exercise all voting rights and powers (direct or indirect) available to it in relation to any person and/or any member of the Associate Group to ensure that the provisions of this Agreement (and the other agreements referred to in this Agreement) are completely and punctually fulfilled, observed and performed and generally that full effect is given to the principles set out in this Agreement.


SIGNED
for and on behalf of
HUNTSMAN ICI
HOLDINGS LLC


/s/ Curtis C. Dowd
duly authorized officer